                                                             Exhibit 99.1(a)(i)

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
First Nationwide (Parent) Holdings Inc.:


     We have audited the accompanying consolidated balance sheets of First Nationwide (Parent) Holdings Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Nationwide (Parent) Holdings Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                        KPMG PEAT MARWICK LLP



Dallas, Texas
February 23, 1998

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1997 AND 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                  1997            1996
                                                                             -------------   -------------
ASSETS
Cash and amounts due from banks ..........................................   $   350,214     $   135,534
Interest-bearing deposits in other banks .................................        36,164          20,619
Short-term investment securities .........................................        25,933         113,716
                                                                             -----------     -----------
Cash and cash equivalents ................................................       412,311         269,869
Securities available for sale, at fair value .............................       813,085         542,019
Securities held to maturity (fair value $58,299 in 1997
 and $4,287 in 1996)......................................................        58,299           4,272
Mortgage-backed securities available for sale, at fair value .............     5,076,598       1,598,652
Mortgage-backed securities held to maturity (fair value
 $1,373,289 in 1997 and $1,653,847 in 1996)...............................     1,337,877       1,621,662
Loans held for sale, net .................................................     1,483,466         825,316
Loans receivable, net ....................................................    19,424,410      10,212,583
Investment in Federal Home Loan Bank ("FHLB") System .....................       468,191         220,962
Office premises and equipment, net .......................................       159,349         100,164
Foreclosed real estate, net ..............................................        76,997          51,987
Accrued interest receivable ..............................................       188,203         106,034
Intangible assets (net of accumulated amortization of $60,294
 in 1997 and $11,141 in 1996).............................................       675,927         140,564
Mortgage servicing rights ................................................       536,703         423,692
Other assets .............................................................       650,740         517,297
                                                                             -----------     -----------
   Total assets ..........................................................   $31,362,156     $16,635,073
                                                                             ===========     ===========
LIABILITIES, MINORITY INTEREST AND
 STOCKHOLDER'S EQUITY
Deposits .................................................................   $16,202,605     $ 8,501,883
Securities sold under agreements to repurchase ...........................     1,842,442       1,583,387
Borrowings ...............................................................    11,232,530       5,364,894
Other liabilities ........................................................       702,959         399,446
                                                                             -----------     -----------
   Total liabilities .....................................................    29,980,536      15,849,610
                                                                             -----------     -----------
Commitments and contingencies ............................................            --              --
Minority interest ........................................................     1,175,704         613,852
Stockholder's equity:
 Common stock, $1.00 par value, 1,000 shares authorized,
   issued and outstanding ................................................             1               1
 Additional paid-in capital ..............................................            --             161
 Net unrealized holding gain on securities available for sale ............        28,129          36,975
 Retained earnings (substantially restricted) ............................       177,786         134,474
                                                                             -----------     -----------
   Total stockholder's equity ............................................       205,916         171,611
                                                                             -----------     -----------
   Total liabilities, minority interest and stockholder's equity .........   $31,362,156     $16,635,073
                                                                             ===========     ===========

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)



                                                                     1997            1996            1995
                                                                -------------   -------------   -------------
Interest income:
 Loans receivable ...........................................    $1,553,210      $  884,905      $  799,607
 Mortgage-backed securities available for sale ..............       297,816         115,983              --
 Mortgage-backed securities held to maturity ................       113,300         135,103         212,880
 Covered assets .............................................            --           1,413          10,705
 Loans held for sale ........................................        76,364          61,595          24,257
 Securities available for sale ..............................        53,936          31,416              --
 Securities held to maturity ................................         2,436             257          26,885
 Interest-bearing deposits in other banks ...................         5,638           3,127           1,511
                                                                 ----------      ----------      ----------
   Total interest income ....................................     2,102,700       1,233,799       1,075,845
                                                                 ----------      ----------      ----------
Interest expense:
 Deposits ...................................................       746,985         419,174         447,359
 Securities sold under agreements to repurchase .............       140,547         120,280         104,957
 Borrowings .................................................       610,885         308,840         182,499
                                                                 ----------      ----------      ----------
   Total interest expense ...................................     1,498,417         848,294         734,815
                                                                 ----------      ----------      ----------
   Net interest income ......................................       604,283         385,505         341,030
Provision for loan losses ...................................        79,800          39,600          37,000
                                                                 ----------      ----------      ----------
   Net interest income after provision for loan losses ......       524,483         345,905         304,030
                                                                 ----------      ----------      ----------
Noninterest income:
 Loan servicing fees, net ...................................       143,919         123,887          70,265
 Customer banking fees and service charges ..................       100,048          45,044          47,493
 Management fees ............................................         6,211           9,694          15,141
 Gain on sales of assets, net ...............................        38,230          38,118             173
 Gain on sales of branches ..................................         3,569         363,342              --
 Gain (loss) on sales of loans, net .........................        24,721          17,802             (26)
 Gain from termination of Assistance Agreement ..............            --          25,632              --
 Dividends on FHLB stock ....................................        24,790          11,670           6,546
 Other income ...............................................        22,996          18,189          11,381
                                                                 ----------      ----------      ----------
   Total noninterest income .................................       364,484         653,378         150,973
                                                                 ----------      ----------      ----------
Noninterest expense:
 Compensation and employee benefits .........................       256,448         204,818         154,288
 Occupancy and equipment ....................................        81,914          51,936          49,897
 Data processing ............................................        12,402          10,491           9,787
 Savings Association Insurance Fund ("SAIF") deposit
   insurance premium ........................................        10,680          81,149          22,262
 Marketing ..................................................        20,186          10,908          10,810
 Professional fees ..........................................        48,771          18,986          11,202
 Loan expense ...............................................        60,437          31,282          12,431
 Foreclosed real estate operations, net .....................        (3,304)         (7,390)           (927)
 Amortization of intangible assets ..........................        49,153           9,445           1,474
 Other ......................................................       113,882          80,111          61,329
                                                                 ----------      ----------      ----------
   Total noninterest expense ................................       650,569         491,736         332,553
                                                                 ----------      ----------      ----------
 Income before income taxes, extraordinary item and
   minority interest ........................................       238,398         507,547         122,450
 Income tax expense (benefit) ...............................        41,315         (75,807)        (57,185)
                                                                 ----------      ----------      ----------
 Income before extraordinary item and minority interest .....       197,083         583,354         179,635
 Extraordinary item -- (loss) gain on early
   extinguishment of debt, net ..............................            --          (1,586)          1,967
                                                                 ----------      ----------      ----------
 Income before minority interest ............................       197,083         581,768         181,602
 Minority interest ..........................................       131,851         161,191          59,138
                                                                 ----------      ----------      ----------
   Net income ...............................................    $   65,232      $  420,577      $  122,464
                                                                 ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)




                                                                       1997           1996          1995
                                                                   ------------   -----------   -----------
Net income .....................................................    $  65,232      $ 420,577     $122,464
Other comprehensive income, net of tax:
 Unrealized holding gain on securities available for sale:
   Unrealized holding gains arising during the period ..........        8,726         14,580       43,185
   Less: reclassification adjustment for gains included in net
    income .....................................................      (17,572)       (28,415)      (1,175)
                                                                    ---------      ---------     --------
 Other comprehensive income ....................................       (8,846)       (13,835)      42,010
                                                                    ---------      ---------     --------
Comprehensive income ...........................................    $  56,386      $ 406,742     $164,474
                                                                    =========      =========     ========

         See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)




                                                                                 NET UNREALIZED
                                                                  ADDITIONAL     HOLDING GAIN ON                     TOTAL
                                                         COMMON     PAID-IN        SECURITIES        RETAINED    STOCKHOLDER'S
                                                          STOCK     CAPITAL    AVAILABLE FOR SALE    EARNINGS       EQUITY
                                                        -------- ------------ -------------------- ------------ --------------
Balance at December 31, 1994 ..........................    $ 1    $  267,055       $   8,800        $   53,811    $  329,667
 Net income ...........................................     --            --              --           122,464       122,464
 Dividends and distributions to stockholder ...........     --            --              --           (89,986)      (89,986)
 Change in net unrealized holding gains on
   securities available for sale ......................     --            --          42,010                --        42,010
                                                           ---    ----------       ---------        ----------    ----------
Balance at December 31, 1995 ..........................      1       267,055          50,810            86,289       404,155
 Net income ...........................................     --            --              --           420,577       420,577
 Contribution by parent ...............................     --         1,819              --                --         1,819
 Dividends and distributions to stockholder ...........     --      (267,055)             --          (369,449)     (636,504)
 Issuance costs of FN Holdings Preferred
   Stock ..............................................     --        (1,658)             --            (2,943)       (4,601)
 Change in net unrealized holding gains on
   securities available for sale ......................     --            --         (13,835)               --       (13,835)
                                                           ---    ----------       ---------        ----------    ----------
Balance at December 31, 1996 ..........................      1           161          36,975           134,474       171,611
 Net income ...........................................     --            --              --            65,232        65,232
 Merger of FN Escrow ..................................     --            --              --              (931)         (931)
 Redemption of Additional FN Holdings
   Preferred Stock ....................................     --            --              --             1,871         1,871
 Issuance costs of subsidiary preferred stock .........     --            --              --           (14,561)      (14,561)
 Contribution by parent ...............................     --            49              --                --            49
 Dividends to parent ..................................     --          (210)             --            (8,299)       (8,509)
 Change in net unrealized holding gains on
   securities available for sale ......................     --            --          (8,846)               --        (8,846)
                                                           ---    ----------       ---------        ----------    ----------
Balance at December 31, 1997 ..........................    $ 1    $       --       $  28,129        $  177,786    $  205,916
                                                           ===    ==========       =========        ==========    ==========

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)




                                                                                1997            1996            1995
                                                                          --------------- --------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ..............................................................  $     65,232    $    420,577    $    122,464
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
 Amortization of intangible assets ......................................        49,153           9,445           1,474
 Amortization of discount on senior notes ...............................           744             523              --
 (Accretion) amortization of purchase accounting premiums and
   discounts, net .......................................................       (20,650)        (15,771)           (946)
 Amortization of mortgage servicing rights ..............................       110,282          90,981          33,892
 Provision for loan losses ..............................................        79,800          39,600          37,000
 Provision for accrued termination and facilities costs .................         1,233           8,679          12,772
 Gain on sales of assets, net ...........................................       (38,230)        (38,118)           (173)
 Gain on sale of branches ...............................................        (3,569)       (363,342)             --
 Gain on sales of foreclosed real estate ................................       (12,087)        (12,951)         (3,010)
 Loss on sale of loans, net .............................................        95,744          63,226          17,928
 Gain from termination of Assistance Agreement ..........................            --         (25,632)             --
 Extraordinary loss (gain) on early extinguishment of debt, net .........            --           1,586          (1,967)
 Depreciation and amortization of office premises and equipment                  16,773          10,921           8,884
 Amortization of deferred issuance costs ................................         7,591           2,978             766
 FHLB stock dividend ....................................................       (24,790)        (11,670)         (6,546)
 Capitalization of mortgage servicing rights ............................      (120,465)        (81,028)        (17,902)
 Purchases and originations of loans held for sale ......................    (6,293,262)     (4,822,753)     (1,773,437)
 Proceeds from the sale of loans held for sale ..........................     5,510,777       5,157,186       1,191,281
 Decrease (increase) in other assets ....................................       163,945         (91,552)        (97,258)
 (Increase) decrease in accrued interest receivable .....................       (11,197)         20,991          (9,743)
 (Decrease) increase in other liabilities ...............................      (137,906)        (39,118)         33,155
 Minority interest ......................................................       123,399         160,041          59,138
                                                                           ------------    ------------    ------------
   Net cash (used in) provided by
     operating activities ...............................................      (437,483)        484,799        (392,228)
                                                                           ------------    ------------    ------------

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)




                                                                         1997           1996          1995
                                                                   --------------- ------------- -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions and divestitures:
   Auto One Acquisition ..........................................  $     (2,845)   $       --    $       --
   SFFed Acquisition .............................................            --       (83,184)           --
   Home Federal Acquisition ......................................            --        79,044            --
   Cal Fed Acquisition ...........................................      (161,196)           --            --
   Mortgage loan servicing rights and operations .................       (34,260)      (48,305)     (214,727)
   Branch Purchases ..............................................            --            --       501,351
 Purchases of securities available for sale ......................    (1,340,881)     (497,963)           --
 Proceeds from sales of securities available for sale ............        52,014        92,320            --
 Proceeds from maturities of securities available for sale .......     1,015,410       242,514            --
 Purchases of securities held to maturity ........................       (58,965)       (9,303)     (162,845)
 Principal payments from securities held to maturity .............            --             5            --
 Proceeds from maturities of securities held to maturity .........         4,938         1,250       344,475
 Purchases of mortgage-backed securities available for sale ......    (2,589,257)     (149,724)           --
 Principal payments on mortgage-backed securities
   available for sale ............................................     1,099,699       475,186            --
 Proceeds from sales of mortgage-backed securities
   available for sale ............................................        50,772            --            --
 Purchases of mortgage-backed securities held to maturity ........          (458)           --       (19,825)
 Principal payments on mortgage-backed securities held to
   maturity ......................................................       283,696       387,891       570,945
 Proceeds from sales of loans receivable .........................        21,179       123,026       431,247
 Net decrease (increase) in loans receivable .....................       514,377     1,498,588       (85,149)
 Decrease in covered assets ......................................            --        39,349       272,254
 (Purchases) redemptions of FHLB stock, net ......................       (50,721)      (65,753)       25,565
 Purchases of office premises and equipment ......................       (66,131)      (42,368)      (15,331)
 Proceeds from the disposal of office premises and equipment .....        31,400         4,071         1,667
 Proceeds from sales of foreclosed real estate ...................       200,275       170,443        71,453
 Purchases of mortgage servicing rights ..........................       (29,627)      (65,994)         (774)
 Proceeds from sales of mortgage servicing rights ................        31,051            --            --
                                                                    ------------    ----------    ----------
    Net cash (used in) provided by investing activities ..........    (1,029,530)    2,151,093     1,720,306
                                                                    ------------    ----------    ----------

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (IN THOUSANDS)




                                                                        1997            1996            1995
                                                                  --------------- --------------- ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Branch Sales ...................................................        (79,900)    (4,585,022)             --
 Net (decrease) increase in deposits ............................     (1,196,360)       (56,694)        542,633
 Proceeds from additional borrowings ............................     19,595,218     11,144,414       6,151,319
 Principal payments on borrowings ...............................    (17,495,008)    (8,484,883)     (6,860,569)
 Net decrease in securities sold under agreements to
   repurchase ...................................................        (40,289)      (202,169)       (913,103)
 Proceeds from FN Escrow Merger .................................        605,347             --              --
 Issuance of FN Holdings Preferred Stock, net ...................           (520)       145,399              --
 Issuance of REIT Preferred Stock, net ..........................        485,959             --              --
 Redemption of FN Holdings Preferred Stock ......................       (125,000)            --              --
 Redemption of FN Holdings/FN Escrow Preferred Stock ............        (17,250)            --              --
 Dividends ......................................................         (8,509)      (322,680)        (89,986)
 Dividends paid to minority stockholders, net of taxes ..........       (114,282)       (51,723)        (34,584)
 Capital contribution from parent ...............................             49          1,819              --
 Capital distribution ...........................................             --       (267,055)             --
                                                                     -----------     ----------      ----------
    Net cash provided by (used in) financing activities .........      1,609,455     (2,678,594)     (1,204,290)
                                                                     -----------     ----------      ----------
Net change in cash and cash equivalents .........................        142,442        (42,702)        123,788
Cash and cash equivalents at beginning of year ..................        269,869        312,571         188,783
                                                                     -----------     ----------      ----------
Cash and cash equivalents at end of year ........................  $     412,311   $    269,869    $    312,571
                                                                   =============   ============    ============

          See accompanying notes to consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION

     First Nationwide (Parent) Holdings Inc. (the "Company" or "Parent Holdings") is a holding company with no business operations of its own. Parent Holdings' only significant asset is its indirect ownership of 80% of the common stock of California Federal Bank, A Federal Savings Bank ("California Federal" or "Bank"), formerly First Nationwide Bank, A Federal Savings Bank ("First Nationwide"), formerly First Madison Bank, FSB ("First Madison"). Parent Holdings owns directly 80% of the common stock of First Nationwide Holdings Inc. ("FN Holdings"), a holding company which owns all of the common stock of California Federal. As such, Parent Holdings' principal business operations are conducted by California Federal and its subsidiaries. Parent Holdings is a subsidiary of First Gibraltar Holdings Inc. ("First Gibraltar Holdings"), an indirect subsidiary of MacAndrews & Forbes Holdings Inc. ("M&F Holdings").

     The Bank was organized and chartered as First Gibraltar Bank, FSB ("First Gibraltar"), a federal stock savings bank, in December 1988 for the primary purpose of acquiring substantially all of the assets and assuming deposit, secured and certain other liabilities of five insolvent Texas savings and loan associations ("Closed Associations") from the Federal Savings and Loan Insurance Corporation ("FSLIC"), as receiver.

     On February 1, 1993, First Gibraltar sold to BankAmerica Corporation certain assets, liabilities and substantially all of the branch operations of First Gibraltar located in Texas, including $829 million of loans and 130 branches with approximately $6.9 billion in deposits (the "BAC Sale"). A net gain of $141 million was recorded in connection with this sale. Concurrently with the BAC Sale, First Gibraltar changed its name to First Madison Bank, FSB.


     On April 14, 1994, First Madison entered into the Asset Purchase Agreement (the "Asset Purchase Agreement") with First Nationwide Bank, A Federal Savings Bank ("Old FNB"), an indirect subsidiary of Ford Motor Company ("Ford Motor"). On October 3, 1994, effective immediately after the close of business on September 30, 1994, First Madison acquired substantially all of the assets and certain of the liabilities (the "FN Acquired Business") of Old FNB (the "FN Acquisition") for approximately $715 million based on estimates prepared by Old FNB. On March 2, 1995, an additional $11.5 million was paid to Old FNB pursuant to certain settlement provisions of the Asset Purchase Agreement. Effective on October 1, 1994, First Madison changed its name to First Nationwide Bank, A Federal Savings Bank.

     On January 3, 1997, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among FN Holdings, Cal Fed Bancorp Inc. ("Cal Fed") and California Federal Bank, A Federal Savings Bank ("Old California Federal"), FN Holdings acquired 100% of the outstanding stock of Cal Fed and Old California Federal, and First Nationwide merged with and into Old California Federal. The aggregate consideration paid under the Merger Agreement consisted of approximately $1.2 billion in cash and the issuance of litigation interests (the "Cal Fed Acquisition"). Cal Fed, a savings and loan holding company, owned 100% of the common stock of Old California Federal. At December 31, 1996, Old California Federal had total assets of approximately $14.1 billion and deposits of $8.9 billion, and operated 119 branches in California and Nevada. Effective on January 3, 1997, First Nationwide changed its name to California Federal Bank, A Federal Savings Bank. In connection with the Cal Fed Acquisition, FN Holdings made a capital contribution to the Bank on January 3, 1997 of approximately $685 million.

     In November 1996, the Bank created California Federal Preferred Capital Corporation ("Preferred Capital Corp."), a real estate investment trust ("REIT"), for the purpose of acquiring, holding and managing real estate mortgage assets. All of Preferred Capital Corp.'s common stock is owned by the Bank. Pursuant to a subservicing agreement with the Bank's wholly-owned mortgage banking subsidiary, First Nationwide Mortgage Corporation ("FNMC"), FNMC services Preferred Capital Corp.'s mortgage assets. On January 31, 1997, Preferred Capital Corp. issued to the public $500 million of its 9 1/8%

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

Noncumulative Exchangeable Preferred Stock (the "REIT Preferred Stock"), which is reflected in the Company's 1997 consolidated balance sheet as minority interest. Preferred Capital Corp. used the proceeds from such offering to acquire mortgage assets from the Bank.

     The Bank is a diversified financial services company that primarily serves consumers in California, and to a lesser extent, in Florida and Nevada. The Bank's principal business consists of (i) operating retail deposit branches,
(ii) originating and/or purchasing 1-4 unit residential loans and, to a lesser extent, certain commercial real estate and consumer loans, for investment and
(iii) mortgage banking activities, including originating and servicing 1-4 unit residential loans for others. Recently, with its entry into the sub-prime automobile finance business, the Bank broadened its complement of consumer lending products. These operating activities are financed principally with customer deposits, secured short-term and long-term borrowings, collections on loans, asset sales and retained earnings.


2. FN ESCROW MERGER

     On January 3, 1997 and prior to the consummation of the Cal Fed Acquisition, First Nationwide Escrow Corp. ("FN Escrow"), an affiliate of FN Holdings, was merged with and into FN Holdings, pursuant to a merger agreement by and between FN Holdings and FN Escrow (the "FN Escrow Merger"). In connection therewith, FN Holdings acquired the net proceeds from the issuance of FN Escrow's $575 million of senior subordinated notes due 2003 (the "10 5/8% Notes") and assumed FN Escrow's obligations under the 10 5/8% Notes and indenture. Deferred issuance costs associated with the 10 5/8% Notes of $19 million were included in FN Escrow's other assets and are being amortized over the term of the 10 5/8% Notes.

     Concurrent with the issuance of the 10 5/8% Notes, FN Escrow issued approximately $36 million aggregate liquidation value of cumulative perpetual preferred stock (the "FN Escrow Preferred Stock") to Trans Network Insurance Services Inc., an affiliate of FN Escrow. The FN Escrow Preferred Stock had a stated liquidation value of $10,000 per share, plus accrued and unpaid dividends, if any. Cash dividends on the FN Escrow Preferred Stock were cumulative and accrued at an annual rate of approximately 7.3% of the stated liquidation value. In connection with the FN Escrow Merger, each share of FN Escrow Preferred Stock was converted into and became one share of cumulative perpetual preferred stock of FN Holdings (the "FN Holdings/FN Escrow Preferred Stock"), which stock had the same relative rights, terms and preferences as the FN Escrow Preferred Stock. Immediately after issuance, FN Holdings redeemed the FN Holdings/FN Escrow Preferred Stock at a redemption price of $36.8 million, representing its stated liquidation value and accrued and unpaid dividends to January 3, 1997. At the same time, a $19 million loan receivable from an affiliate of FN Holdings was repaid.


3. ACQUISITIONS AND DIVESTITURES

 LMUSA Purchases

     On October 2, 1995, FNMC purchased from Lomas Mortgage USA, Inc. ("LMUSA") a loan servicing portfolio of approximately $11.1 billion (including a sub-servicing portfolio of $3.1 billion), a $2.9 billion master servicing portfolio in which FNMC monitors the performance and consolidates the reporting and remittances of multiple servicers for various investors (a "master servicing portfolio") and other assets for $100.9 million, and the assumption of certain indebtedness relating to an acquired loan portfolio totalling approximately $274 million (the "LMUSA 1995 Purchase"). On January 31, 1996, FNMC purchased LMUSA's remaining $14.1 billion loan servicing portfolio (including a sub-servicing portfolio of $2.4 billion), a master servicing portfolio of $2.7 billion, $5.9 million in foreclosed real estate, $46.8 million in net other servicing receivables, $2.6 million in mortgage loans, and $6.2 million in net other assets (including $1.4 million in cash and cash equivalents) for a purchase price of approximately $160.9 million (the "LMUSA 1996 Purchase" and, together with the LMUSA 1995 Purchase, the "LMUSA Purchases").

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 1996 Acquisitions


     On February 1, 1996, the Bank acquired SFFed Corp. ("SFFed") and its wholly-owned subsidiary, San Francisco Federal Savings and Loan Association (the "SFFed Acquisition"). The following is a summary of the assets acquired and liabilities assumed in connection with the SFFed Acquisition at February 1, 1996.



                                                                                               ESTIMATED
                                               SFFED                              BANK         REMAINING
                                              CARRYING        FAIR VALUE        CARRYING         LIVES
                                               VALUE         ADJUSTMENTS         VALUE         (IN YEARS)
                                          ---------------   -------------   ---------------   -----------
                                                       (DOLLARS IN THOUSANDS)
Cash and cash equivalents .............    $    181,061       $      --      $    181,061           --
Mortgage-backed securities ............         918,817          11,007           929,824          1-5
Loans receivable, net .................       2,715,758         (23,245)        2,692,513         2-12
Office premises and equipment .........          20,581         (11,672)            8,909         3-10
Investment in FHLB System .............          31,989              --            31,989           --
Foreclosed real estate, net ...........          30,018              --            30,018           --
Accrued interest receivable ...........          22,740              --            22,740           --
Mortgage servicing rights .............           2,238          13,762            16,000          2-4
Other assets ..........................          44,938          (7,773)           37,165          2-5
Deposits ..............................      (2,678,692)        (10,950)       (2,689,642)         1-5
Securities sold under agreements to
 repurchase ...........................        (815,291)         (3,640)         (818,931)          --
Borrowings ............................        (227,203)         (8,831)         (236,034)         1-9
Other liabilities .....................         (50,805)         (6,075)          (56,880)         1-5
                                           ------------       ---------      ------------
                                           $    196,149       $ (47,417)          148,732
                                           ============       =========
Purchase price ........................                                           264,245
                                                                             ------------
Excess cost over fair value of net
 assets acquired ......................                                      $    115,513           15
                                                                             ============

     In connection with the SFFed Acquisition, FN Holdings issued $140 million of 9 1/8% Senior Subordinated Notes Due 2003 (the "9 1/8% Senior Subordinated Notes") and contributed the proceeds thereof of $133 million to the Bank as additional paid-in capital.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     On June 1, 1996, the Bank acquired Home Federal Financial Corporation ("HFFC"), and its wholly-owned federally chartered savings association, Home Federal Savings and Loan Association of San Francisco (the "Home Federal Acquisition," and together with the SFFed Acquisition, the "1996 Acquisitions"). The aggregate consideration paid in connection with the Home Federal Acquisition was approximately $67.8 million. The following is a summary of the assets acquired and liabilities assumed in the Home Federal Acquisition at June 1, 1996:



                                                                                           ESTIMATED
                                               HFFC                            BANK        REMAINING
                                             CARRYING       FAIR VALUE       CARRYING        LIVES
                                              VALUE        ADJUSTMENTS        VALUE        (IN YEARS)
                                          -------------   -------------   -------------   -----------
                                                     (DOLLARS IN THOUSANDS)
Cash and cash equivalents .............    $  146,867       $     --       $  146,867           --
Mortgage-backed securities ............         4,053            (65)           3,988          1-5
Loans receivable, net .................       538,722          4,020          542,742         2-12
Office premises and equipment .........         4,202         (2,125)           2,077         3-10
Investment in FHLB System .............         6,259             --            6,259
Foreclosed real estate, net ...........         2,421           (198)           2,223           --
Accrued interest receivable ...........         3,594             --            3,594           --
Mortgage servicing rights .............           817          2,243            3,060          2-4
Other assets ..........................        10,016          2,392           12,408          2-5
Deposits ..............................      (632,399)        (1,875)        (634,274)         1-5
Borrowings ............................       (30,000)           241          (29,759)         1-6
Other liabilities .....................        (3,602)        (3,293)          (6,895)         1-5
                                           ----------       --------       ----------
                                           $   50,950       $  1,340           52,290
                                           ==========       ========
Purchase price ........................                                        67,823
                                                                           ----------
Excess cost over fair value of net
 assets acquired ......................                                    $   15,533           15
                                                                           ==========

     The 1996 Acquisitions and the LMUSA Purchases were accounted for as purchases and, accordingly, their respective purchase prices were allocated to the assets acquired and liabilities assumed in each transaction based on estimates of fair values at the date of purchase. Since the respective dates of purchase, the results of operations related to such assets and liabilities have been included in the Company's consolidated statements of income.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 Cal Fed Acquisition


     The following is a summary of the assets acquired and liabilities assumed in connection with the Cal Fed Acquisition at January 3, 1997.




                                                                                                ESTIMATED
                                               CAL FED                             BANK         REMAINING
                                               CARRYING        FAIR VALUE        CARRYING         LIVES
                                                VALUE         ADJUSTMENTS         VALUE         (IN YEARS)
                                           ---------------   -------------   ---------------   -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents ..............    $  1,027,491      $       --      $  1,027,491           --
Securities .............................           6,013              12             6,025            1
Mortgage-backed securities .............       1,963,869           4,532         1,968,401          6-9
Loans receivable, net ..................      10,084,170         (23,991)       10,060,179         2-12
Office premises and equipment, net .....          58,900         (17,592)           41,308         3-10
Investment in FHLB System ..............         166,786              --           166,786           --
Foreclosed real estate, net ............          18,482             (16)           18,466           --
Accrued interest receivable ............          71,868              --            71,868           --
Mortgage servicing rights ..............           4,759          39,738            44,497          2-7
Other assets ...........................          87,096         142,634           229,730          2-5
Deposits ...............................      (8,985,630)         (9,699)       (8,995,329)         1-8
Borrowings .............................      (3,468,004)         (2,918)       (3,470,922)         1-5
Other liabilities ......................        (198,454)       (188,892)         (387,346)        1-10
Preferred stock ........................        (172,500)             --          (172,500)          --
                                            ------------      ----------      ------------
                                            $    664,846      $  (56,192)          608,654
                                            ============      ==========
Purchase price .........................                                         1,188,687
                                                                              ------------
Excess cost over fair value of net
 assets acquired .......................                                      $    580,033           15
                                                                              ============

     The Cal Fed Acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed in the transaction based on estimates of fair value at the date of purchase. Since the date of purchase, the results of operations related to such assets and liabilities have been included in the Company's 1997 consolidated statement of income.


 Weyerhaeuser Purchase


     On May 31, 1997, FNMC acquired a 1-4 unit residential loan servicing portfolio of approximately $3.2 billion and approximately 40,000 loans from WMC Mortgage Corporation (the "Weyerhaeuser Purchase") for $37.1 million. The Company's consolidated statement of income for the year ended December 31, 1997 includes the results of the acquired servicing portfolio from June 1, 1997.


 Auto One Acquisition


     On September 1, 1997, the Bank acquired Auto One Acceptance Corporation ("Auto One") in a purchase transaction (the "Auto One Acquisition"). Auto One primarily engages in indirect sub-prime auto financing activities, providing loan processing, funding and loan servicing for over 800 franchised automobile dealers. Auto One is a licensed lender in 47 states. Auto One is headquartered in Dallas, Texas, and is a wholly-owned subsidiary of the Bank. The results of operations for Auto One for the period from September 1, 1997 are included in the Company's consolidated statement of income for the year ended December 31, 1997.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 Servicing Sale

     On September 30, 1997, FNMC sold servicing rights for approximately 52,000 loans with an unpaid principal balance of approximately $2.3 billion, recognizing a pre-tax gain of $14.0 million (the "Servicing Sale").

 Branch Sales

     During the first six months of 1996, the Bank consummated the sale of its retail deposits and the related retail banking assets comprised of cash on hand, loans on deposits, and facilities in Ohio, New York, New Jersey and Michigan (collectively, the "Branch Sales") at gross prices which represented an average premium of 7.96% of the approximately $4.6 billion deposits sold. The Bank recorded a pre-tax gain of $363.3 million in connection with the Branch Sales. The Company's consolidated statement of income for the year ended December 31, 1996 includes the results of operations of those branches sold in the Branch Sales for the period prior to sale.

 Garberville Branch Sale

     On May 9, 1997, the Bank consummated the sale of deposit accounts and related retail banking assets comprised of cash on hand, loans on deposits and facilities totalling $21.7 million to Humboldt Bank at a gross price representing a deposit premium of 4.5% (the "Garberville Branch Sale"), and resulting in a net pre-tax gain on sale of $1.1 million.

 Texas Branch Sale

     On December 12, 1997, the Bank sold its retail deposits and all related retail banking facilities in the state of Texas (consisting of three branches) totalling $57.6 million at a gross price representing a deposit premium of 4.1% and resulting in a pre-tax net gain on sale of $2.5 million (the "Texas Branch Sale").

 Pro Forma Financial Information

     The following unaudited pro forma financial information combines the historical results of the Company as if the Cal Fed Acquisition and the issuances of the REIT Preferred Stock, the 10 5/8% Notes and the 12 1/2% Senior Notes (as defined herein) had occurred as of the beginning of the first year presented (in thousands):




                                    YEAR ENDED DECEMBER 31,
                                   -------------------------
                                       1997          1996
                                   -----------   -----------
   Net interest income .........    $605,871      $668,156
   Net income ..................      63,760       147,986

     The gains recognized related to the Branch Sales, net of related taxes, and certain sales of branches by Cal Fed are excluded from the above table. The pro forma information does not include the effect of the Home Federal Acquisition, the SFFed Acquisition, the LMUSA 1996 Purchase, the Weyerhaeuser Purchase, the Auto One Acquisition, the Servicing Sale, the Branch Sales, the Garberville Branch Sale, the Texas Branch Sale, the sales of certain branches by Cal Fed or the issuance of the 9 1/8% Senior Subordinated Notes because such effect is not significant. The pro forma results are not necessarily indicative of the results which would have actually been obtained if the Cal Fed Acquisition and the issuances of the REIT Preferred Stock, the 10 5/8% Notes or the 12 1/2% Senior Notes had been consummated in the past nor do they project the results of operations in any future period.

 Purchase Accounting Adjustments

     Premiums and discounts related to interest-earning assets acquired and interest-bearing liabilities assumed are amortized (accreted) to operations using the interest method over the estimated remaining lives of the respective assets and liabilities.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 GSAC Acquisition

     On September 5, 1997, the Bank entered into an agreement with Gulf States Acceptance Company, a Delaware limited partnership ("GSAC") and its general partner, Gulf States Financial Services, a Texas corporation, pursuant to which Auto One will acquire 100% of the partnership interests in GSAC and GSAC will be liquidated and its assets and liabilities will be transferred to Auto One (the "GSAC Acquisition"). The aggregate consideration to be paid in connection with the GSAC Acquisition is approximately $22.5 million and a 20% interest in the common stock of Auto One. This transaction closed on February 4, 1998. See note 35 "Subsequent Events" for further discussion.


4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Parent Holdings conform to generally accepted accounting principles and general practices within the savings and loan industry. The following summarizes the more significant of these policies.

     (a) Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Parent Holdings, FN Holdings, the Bank and the Bank's wholly-owned subsidiaries not subject to the Assistance Agreement (as defined herein). Earnings per share data is not presented due to the limited ownership of the Company. All significant intercompany accounts and transactions have been eliminated.

     (b) Cash and Cash Equivalents

     For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks, interest-bearing deposits in other banks, and other short-term investment securities with original maturities of three months or less. Savings and loan associations are required by the Federal Reserve System to maintain non-interest bearing cash reserves equal to a percentage of certain deposits. The reserve balance for California Federal at December 31, 1997 was $51.0 million.

     (c) Securities and Mortgage-backed Securities

     The Company's investment in securities consists primarily of U.S. government and agency securities and mortgage-backed securities. Parent Holdings classifies debt and equity securities, including mortgage-backed securities, into one of three categories: held to maturity, available for sale or trading securities. Securities held to maturity represent securities which management has the positive intent and ability to hold to maturity and are reported at amortized cost. Securities bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in income. All other securities are classified as available for sale and are carried at fair value, with unrealized holding gains and losses, net of tax, reported as a separate component of stockholder's equity until realized. Should an other than temporary decline in the fair value of a security classified as held to maturity or available for sale occur, the carrying value of such security would be written down to fair value by a charge to operations. Realized gains or losses on securities available for sale are computed on a specific identification basis and are accounted for on a trade-date basis.

     Amortization and accretion of premiums and discounts relating to mortgage-backed securities is recognized using the interest method over the estimated lives of the underlying mortgages with adjustments based on prepayment experience.

     (d) Loans Held for Sale, Net

     One-to-four unit residential loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value as determined by outstanding commitments

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES from investors or current investor yield requirements calculated on an aggregate basis. Net unrealized losses are recognized in a valuation allowance by charges to income.

     (e) Loans Receivable, Net

     Loans receivable, net, is stated at unpaid principal balances, less the allowance for loan losses, and net of deferred loan origination fees and purchase discounts or premiums.

     Discounts or premiums on 1-4 unit residential loans are accreted or amortized to income using the interest method over the remaining period the loans are expected to be outstanding. Discounts or premiums on consumer and other loans are recognized over the lives of the loans using the interest method.

     A significant portion of the Company's real estate loan portfolio is comprised of adjustable-rate mortgages. The interest rate and payment terms of these mortgages adjust on a periodic basis in accordance with various published indices. The majority of these adjustable-rate mortgages have terms which limit the amount of interest rate adjustment that can occur each year and over the life of the mortgage. During periods of limited payment increases, negative amortization may occur on certain adjustable-rate mortgages. See note 31.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on such factors as the Company's past loan loss experience, delinquency trends, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. As management utilizes information currently available to make such evaluation, the allowance for loan losses is subjective and may be adjusted in the future depending on changes in economic conditions or other factors. Additionally, regulatory authorities, as an integral part of their regular examination process, review the Bank's allowance for estimated losses on a periodic basis. These authorities may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.


     Uncollectible interest on loans that are contractually ninety days or more past due is charged off, or an allowance is established, based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received. When, in management's judgment, the borrower's ability to make periodic interest and principal payments resumes, the loan is returned to accrual status.

     (f) Auto One Loans

     Since the consummation of the Auto One Acquisition, California Federal has purchased sub-prime auto financing contracts from an established dealer network throughout the United States. Any premium or discount is amortized using the interest method over the estimated lives of the loans. The allowance for estimated losses is regularly assessed by management, and such allowances are maintained on a static pool basis.

     (g) Impaired Loans

     The Company considers a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. Any insignificant delay (i.e., 60 days or less) or insignificant shortfall in amount of payments will not cause a loan to be considered impaired. In determining impairment, the Company considers large non-homogeneous loans including nonaccrual loans, troubled debt restructurings, and performing loans which exhibit, among other characteristics, high loan-to-value ratios, low debt--

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES coverage ratios, or other indications that the borrowers are experiencing increased levels of financial difficulty. The Company bases the measurement of collateral-dependent impaired loans on the fair value of the loan's collateral. The amount, if any, by which the recorded investment of the loan exceeds the measure of the impaired loan's value is recognized by recording a valuation allowance.

     The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. For the Company, loans collectively reviewed for impairment include all single-family loans, and performing multi-family and commercial real estate loans under $500,000, excluding loans which have entered the workout process.

     Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying value of the loan, unless the Company believes it will recover the remaining principal balance of the loan. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses. Adjustments to impairment losses due to changes in the fair value of collateral of impaired loans are included in provision for loan losses. Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge-off to the allowance for loan losses.

     (h) Loan Origination and Commitment Fees and Related Costs

     Loan origination fees, net of direct underwriting and closing costs, are deferred and amortized to interest income using the interest method over the contractual term of the loans, adjusted for actual loan prepayment experience. Unamortized fees on loans sold or paid in full are recognized as income. Adjustable-rate loans with lower initial interest rates during the introductory period result in the amortization of a substantial portion of the net deferred fee during the introductory period.

     Fees received in connection with loan commitments are deferred and recognized as fee revenue on a straight-line basis over the term of the commitment. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the term of the loan using the interest method.


     Commitment fees paid to investors, for the right to deliver permanent residential mortgages in the future to the investors at a specified yield, are deferred. Amounts are included in the recognition of gain (loss) on sale of loans as loans are delivered to the investor in proportion to the percentage relationship of loans delivered to the total commitment amount. Any unused fee is recognized as an expense at the expiration of the commitment date, or earlier, if it is determined that the commitment will not be filled.

     Other loan fees and charges, which represent income from the prepayment of loans, delinquent payment charges, and miscellaneous loan services, are recognized as income when collected.

     (i) Office Premises and Equipment

     Land is carried at cost. Premises, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Premises, equipment and leasehold improvements are depreciated or amortized on a straight-line basis over the lesser of the lease term or the estimated useful lives of the various classes of assets. Maintenance and repairs on premises and equipment are charged to expense in the period incurred.

     Closed facilities of the Company and its subsidiaries are carried at fair value. In the case of leased premises that are vacated by the Company, a liability is recorded representing the difference between the net present value of future lease payments and holding costs and the net present value of anticipated sublease income, if any, for the remaining term of the lease.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     (j) Foreclosed Real Estate

     Real estate acquired through foreclosure is initially recorded at fair value less estimated disposal costs at the time of foreclosure. Subsequent to foreclosure, the Company charges current earnings with a provision for estimated losses when the carrying value of the collateral property exceeds its fair value. Gains or losses on the sale of real estate are recognized upon disposition of the property. Carrying costs such as maintenance and property taxes are expensed as incurred.

     (k) Intangible Assets

     Intangible assets, which primarily consist of the excess of cost over fair value of net assets acquired in business combinations accounted for as a purchase, are amortized on a straight-line basis over the expected period to be benefited of 15 years. The Company periodically reviews the operations of the businesses acquired to determine that income from operations continues to support the recoverability of its intangible assets and the amortization periods used.

     (l) Mortgage Servicing Rights

     The Company purchases mortgage servicing rights separately and acquires mortgage servicing rights by purchasing or originating mortgage loans and selling those loans with servicing rights retained. Generally, purchased mortgage servicing rights are capitalized at the cost to acquire the rights and are carried at the lower of cost, net of accumulated amortization, or fair value. Originated mortgage servicing rights are capitalized based on the relative fair value of the servicing right to the fair value of the loan and the servicing right and are carried at the lower of the capitalized amount, net of accumulated amortization, or fair value.

     A portion of the cost of originating a mortgage loan is allocated to the mortgage servicing right based on its fair value. To determine the fair value of mortgage servicing rights, the Company uses market prices for comparable mortgage servicing contracts, when available, or alternatively uses a valuation model that calculates the present value of future net servicing income. In using this valuation method, the Company incorporates assumptions that market participants would use in estimating future net servicing income, which include estimates of the cost of servicing, the discount rate, mortgage escrow earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

     Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. The amortization of the mortgage servicing rights is analyzed periodically and is adjusted to reflect changes in prepayment rates and other estimates. A decline in long-term interest rates generally results in an acceleration in mortgage loan prepayments.

     The Company measures the impairment of servicing rights based on the difference between the carrying amount and current fair value of the servicing rights. In determining impairment, the Company aggregates all mortgage servicing rights and stratifies them based on the predominant risk characteristics of interest rate, loan type and investor type. A valuation allowance is established for any excess of amortized cost over the current fair value, by risk stratification, by a charge to income.

     The Company employs hedging techniques through the use of interest rate floor contracts and principal-only swap agreements to reduce the sensitivity of its earnings and value of its servicing rights to declining interest rates and borrower prepayments as further discussed in note 17. The Company uses hedge accounting because mortgage servicing rights expose the Company to interest rate risk and at the inception and throughout the hedge period, high correlation of changes in the market value of the hedge instruments and the fair value of the mortgage servicing rights are probable so that the results of the hedge instruments will substantially offset the effects of interest rate changes on the mortgage servicing rights. If these requirements are not met, the hedge instruments are considered speculative and are marked to market with changes in market value reflected in current earnings.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The premium paid by the Company on the interest rate floor contracts is amortized based on the option decay rate. Amounts receivable or payable under the principal-only swap agreements and amounts receivable under the interest rate floor contracts or terminated hedges are included in the carrying value of mortgage servicing rights and are amortized as part of the mortgage servicing rights basis.

     (m) Gains/Losses on Sales of Mortgage Loans

     Mortgage loans are generally sold with the mortgage servicing rights retained by the Company. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. Deferred origination fees and expenses, net of commitment fees paid in connection with the sale of the loans, are recognized at the time of sale in the gain or loss determination.

     (n) Servicing Fee Income

     Servicing fee income is recorded for the fees earned for servicing mortgage loans under servicing agreements with Fannie Mae ("FNMA"), Freddie Mac ("FHLMC"), the Government National Mortgage Association ("GNMA"), and certain private investors. The fees are based on a contractual percentage of the outstanding principal balance or a fixed amount per loan and are recorded as income when received. The amortization of mortgage servicing rights is netted against servicing fee income.

     (o) Interest Rate Swap Agreements

     The Bank is a party to various interest rate swap agreements as a means of managing its interest rate exposure relative to the Bank's FHLB advances. Amounts receivable or payable under these derivative financial instruments are recognized as adjustments to interest expense of the hedged liability (FHLB advances). Gains and losses on early termination of these agreements are included in the carrying amount of the related liability and amortized over the remaining term of the liability.

     (p) Income Taxes

     For federal income tax purposes, Parent Holdings and FN Holdings are members of the Mafco Holdings Inc. ("Mafco," the indirect parent of FN Holdings) affiliated group, and accordingly, their federal taxable income or loss will be included in the consolidated federal income tax return filed by Mafco. Parent Holdings may also be included in certain state and local income tax returns of Mafco or its subsidiaries. FN Holdings' tax sharing agreement with Mafco provides that income taxes will be based on the separate results of FN Holdings. The agreement generally provides that FN Holdings will pay to Mafco amounts equal to the taxes that FN Holdings would be required to pay if it were to file a return separately from the affiliated group. Furthermore, the agreement provides that FN Holdings shall be entitled to take into account any net operating loss carryovers in determining its tax liability. The agreement also provides that Mafco will pay FN Holdings amounts equal to tax refunds FN Holdings would be entitled to if it had always filed a separate company tax return. Parent Holdings has not entered into any tax sharing agreements.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     (q) Extraordinary Gain or Loss from Extinguishment of Debt

     During 1996, California Federal repurchased $44 million aggregate principal amount of the $50 million in 11.20% Senior Notes (as defined herein) assumed in the SFFed Acquisition resulting in an extraordinary loss of approximately $1.6 million, net of income taxes, on the early extinguishment of debt. During 1995, California Federal prepaid $250 million in FHLB advances resulting in an extraordinary gain of approximately $2.0 million, net of income taxes, on the early extinguishment of such borrowings.

     (r) Management's Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (s) Reclassification

     Certain amounts within the consolidated financial statements have been reclassified to conform to the current year presentation.

     (t) Newly Issued Accounting Pronouncements

     On June 28, 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.


     In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("SFAS No. 127"). SFAS No. 127 defers for one year the effective date (i) of paragraph 15 of SFAS No. 125 and (ii) of paragraphs 9-12 and 237(b) of SFAS No. 125 for repurchase agreement, dollar-roll, securities lending and similar transactions. SFAS No. 127 provides additional guidance on the types of transactions for which the effective date of SFAS No. 125 has been deferred. It also requires that if it is not possible to determine whether a transaction occurring during calendar-year 1997 is part of a repurchase agreement, dollar-roll, securities lending, or similar transaction, then paragraphs 9-12 of SFAS No. 125 should be applied to that transfer. The Company adopted SFAS No. 125, as amended by SFAS No. 127, on January 1, 1997. Such adoption did not have a material impact on the Company's consolidated financial statements.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement is effective for fiscal years beginning after December 15, 1997. Reclassi-

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES fication of financial statements for earlier periods provided for comparative purposes is required. This statement has no impact on the financial condition or results of operations of the Company, but does impact the Company's disclosure requirements. The Company adopted this statement effective October 1, 1997.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. It amends Statement of Financial Accounting Standards No. 94, "Consolidation of All Majority-Owned Subsidiaries," to remove the special disclosure requirements for previously unconsolidated subsidiaries. This statement is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative informative for earlier years is to be restated. This statement need not be applied to interim financial statements in the initial year of application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. This statement has no impact on the financial condition or results of operations of the Company, but will require changes in the Company's disclosure.

5. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (IN THOUSANDS)

     Cash paid for interest for the years ended December 31, 1997, 1996 and 1995 was $1,459,676, $841,192, and $702,254, respectively.

     During the year ended December 31, 1997, noncash activity consisted of transfers from loans receivable and loans held for sale to foreclosed real estate of $179.6 million, $19.4 million of loans made to facilitate sales of real estate owned, and a contribution of capital through the redemption of Additional FN Holdings Preferred Stock of $1.9 million. In addition, $50.8 million was transferred from loans held for sale to mortgage-backed securities classified as trading securities upon the securitization of certain of the Bank's qualifying single-family loans.

     During the year ended December 31, 1996, noncash activity consisted of transfers from loans receivable and loans held for sale to foreclosed real estate of $109.8 million, $13.0 million of loans made to facilitate sales of real estate owned, the reclassification of certain consumer loans from loans held for sale (at lower of cost or market) to loans receivable totalling $27.7 million, a $46.8 million dividend paid in the form of a loan receivable from an affiliate and the issuance of additional FN Holdings preferred stock through preferred stock dividends to minority stockholders of $.8 million.

     During the year ended December 31, 1995, the Financial Accounting Standards Board issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" (the "Special Report"). The Special Report provided all entities an opportunity to reassess their ability and intent to hold securities to maturity and allowed a one time reclassification of securities from held-to-maturity to available-for-sale without "tainting" the remaining held-to-maturity securities. On December 29, 1995, the Company reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from the respective held-to-maturity categories to securities available for sale. In addition, other noncash activity included $326.0 million of consumer loans reclassified from loans receivable to loans held for sale, transfers from loans receivable to foreclosed real estate of $79.6 million, and $376.3 million transferred from loans receivable to mortgage-backed securities held to maturity representing the securitization of certain of the Bank's qualifying single-family loans.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

6. SECURITIES AVAILABLE FOR SALE

     At December 31, 1997 and 1996, securities available for sale and the related unrealized gain or loss consisted of the following (in thousands):




                                                                   DECEMBER 31, 1997
                                         ----------------------------------------------------------------------
                                                                                          NET
                                          AMORTIZED     UNREALIZED     UNREALIZED     UNREALIZED      CARRYING
                                             COST          GAINS         LOSSES          GAIN          VALUE
                                         -----------   ------------   ------------   ------------   -----------
Marketable equity securities .........    $     --         $ --          $   --         $  --        $     --
U.S. government and agency
 obligations .........................     812,716          957            (588)          369         813,085
                                          --------         ----          ------         -----        --------
    Total ............................    $812,716         $957          $ (588)          369        $813,085
                                          ========         ====          ======                      ========
Minority interest -- Hunter's Glen                                                        (65)
Estimated tax effect .................                                                    (47)
                                                                                        -----
 Net unrealized holding gain in
   stockholder's equity ..............                                                  $ 257
                                                                                        =====


                                                                   DECEMBER 31, 1996
                                         ----------------------------------------------------------------------
                                                                                          NET
                                          AMORTIZED     UNREALIZED     UNREALIZED     UNREALIZED      CARRYING
                                             COST          GAINS         LOSSES          GAIN          VALUE
                                         -----------   ------------   ------------   ------------   -----------
Marketable equity securities .........    $ 27,034        $34,954       $     --       $ 34,954      $ 61,988
U.S. government and agency
 obligations .........................     480,317            936         (1,222)          (286)      480,031
                                          --------        -------       --------       --------      --------
    Total ............................    $507,351        $35,890       $ (1,222)        34,668      $542,019
                                          ========        =======       ========                     ========
Minority interest -- Hunter's Glen                                                       (6,240)
Estimated tax effect .................                                                   (3,466)
                                                                                       --------
 Net unrealized holding gain in
   stockholder's equity ..............                                                 $ 24,962
                                                                                       ========

     The following represents a summary of the amortized cost, carrying value and weighted average yield of securities available for sale with related maturities (dollars in thousands):




                                                               DECEMBER 31, 1997
                                                     -------------------------------------
                                                                    ESTIMATED     WEIGHTED
                                                      AMORTIZED        FAIR       AVERAGE
                                                         COST         VALUE        YIELD
                                                     -----------   -----------   ---------
   Marketable equity securities ..................    $     --      $     --          --%
   U.S. government and agency obligations:
     Maturing within 1 year ......................     107,771       107,680        5.92
     Maturing after 1 year but within 5 years          704,945       705,405        6.52
     Maturing after 5 years through 10 years .....          --            --          --
                                                      --------      --------        ----
     Total .......................................    $812,716      $813,085        6.44%
                                                      ========      ========        ====

     At December 31, 1997, U.S. government and agency obligations available for sale of $78.2 million were pledged as collateral for various obligations.

     Marketable equity securities available for sale at December 31, 1996 represented approximately 5.93% of the outstanding stock of Affiliated Computer Services ("ACS"), representing 2.24% of the voting

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES power with a cost basis of $27 million. The ACS stock represents the only marketable equity security classified as available for sale at December 31, 1996. Pursuant to the terms of a settlement agreement dated June 17, 1991 between the Bank, ACS, and the Federal Deposit Insurance Corporation ("FDIC"), the FDIC was entitled to share in a defined portion of the proceeds from the sale of the stock, which, at December 31, 1995, approximated $34.5 million, and which was recorded in other liabilities. On June 28, 1996, the Bank sold 2,000,000 shares of its investment in common stock of ACS for gross proceeds totalling $92.3 million from which it satisfied its full obligation to the FDIC. A pre-tax gain of $40.4 million resulted from this transaction and was recorded as a gain on sale of assets in the 1996 consolidated statement of income. The Bank's remaining shares of ACS stock were sold in October 1997, resulting in a pre-tax gain of approximately $25.0 million.


7. SECURITIES HELD TO MATURITY


     At December 31, 1997 and 1996 securities held to maturity consist of the following (in thousands):




                                                    DECEMBER 31, 1997
                                 -------------------------------------------------------
                                  AMORTIZED     UNREALIZED     UNREALIZED     ESTIMATED
                                     COST          GAINS         LOSSES       FAIR VALUE
                                 -----------   ------------   ------------   -----------
Municipal securities .........     $   170          $--            $--         $   170
Commercial paper .............      58,129           --             --          58,129
                                   -------          ---            ---         -------
  Total ......................     $58,299          $--            $--         $58,299
                                   =======          ===            ===         =======


                                                                      DECEMBER 31, 1996
                                                   -------------------------------------------------------
                                                    AMORTIZED     UNREALIZED     UNREALIZED     ESTIMATED
                                                       COST          GAINS         LOSSES       FAIR VALUE
                                                   -----------   ------------   ------------   -----------
Municipal securities ...........................      $  190          $--            $--          $  190
U.S. government and agency obligations .........       3,800           15             --           3,815
Commercial paper ...............................         282           --             --             282
                                                      ------          ---            ---          ------
  Total ........................................      $4,272          $15            $--          $4,287
                                                      ======          ===            ===          ======

     The weighted average stated interest rates on securities held to maturity were 5.32% and 6.85% at December 31, 1997 and 1996, respectively.


     The following represents a summary of the carrying values (amortized cost), estimated fair values, and weighted average yield of securities held to maturity with related maturities (dollars in thousands):




                                                                   DECEMBER 31, 1997
                                                         --------------------------------------
                                                                                       WEIGHTED
                                                          AMORTIZED      ESTIMATED     AVERAGE
                                                             COST       FAIR VALUE      YIELD
                                                         -----------   ------------   ---------
   Municipal securities:
    Maturing within 1 year ...........................     $    --        $    --          --%
    Maturing after 1 year but within 5 years .........          --             --          --
    Maturing after 10 years ..........................         170            170        8.25
   Commercial paper:
    Maturing within 1 year ...........................      58,129         58,129        5.31
                                                           -------        -------        ----
    Total ............................................     $58,299        $58,299        5.32%
                                                           =======        =======        ====

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

8. MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE

     At December 31, 1997 and 1996, mortgage-backed securities available for sale and the related unrealized gain or loss consisted of the following (in thousands):




                                                                            DECEMBER 31, 1997
                                                --------------------------------------------------------------------------
                                                                                                   NET
                                                  AMORTIZED      UNREALIZED     UNREALIZED     UNREALIZED       CARRYING
                                                     COST           GAINS         LOSSES          GAIN           VALUE
                                                -------------   ------------   ------------   ------------   -------------
GNMA ........................................    $  249,023        $ 2,710       $     --       $  2,710      $  251,733
FNMA ........................................     2,408,173         17,519         (5,923)        11,596       2,419,769
FHLMC .......................................     1,197,867         20,097           (548)        19,549       1,217,416
Other MBS ...................................       574,625          5,371           (111)         5,260         579,885
Collateralized mortgage obligations .........       606,965          2,698         (1,868)           830         607,795
                                                 ----------        -------       --------       --------      ----------
  Total .....................................    $5,036,653        $48,395       $ (8,450)        39,945      $5,076,598
                                                 ==========        =======       ========                     ==========
Minority interest -- Hunter's Glen ..........                                                     (6,968)
Estimated tax effect ........................                                                     (5,105)
                                                                                                --------
 Net unrealized holding gain in
   stockholder's equity .....................                                                   $ 27,872
                                                                                                ========


                                                                            DECEMBER 31, 1996
                                                --------------------------------------------------------------------------
                                                                                                   NET
                                                  AMORTIZED      UNREALIZED     UNREALIZED     UNREALIZED       CARRYING
                                                     COST           GAINS         LOSSES          GAIN           VALUE
                                                -------------   ------------   ------------   ------------   -------------
GNMA ........................................    $   67,130        $   652       $    (95)      $    557      $   67,687
FNMA ........................................       523,894          5,113         (5,042)            71         523,965
FHLMC .......................................       626,267         17,115           (310)        16,805         643,072
Collateralized mortgage obligations .........       364,675            497         (1,244)          (747)        363,928
                                                 ----------        -------       --------       --------      ----------
  Total .....................................    $1,581,966        $23,377       $ (6,691)        16,686      $1,598,652
                                                 ==========        =======       ========                     ==========
Minority interest -- Hunter's Glen ..........                                                     (3,004)
Estimated tax effect ........................                                                     (1,669)
                                                                                                --------
 Net unrealized holding gain in
   stockholder's equity .....................                                                   $ 12,013
                                                                                                ========

     The following represents a summary of the amortized cost, carrying value and weighted average yield of mortgage-backed securities available for sale (dollars in thousands):




                                                              DECEMBER 31, 1997
                                                   ----------------------------------------
                                                                                   WEIGHTED
                                                     AMORTIZED       ESTIMATED     AVERAGE
                                                        COST        FAIR VALUE      YIELD
                                                   -------------   ------------   ---------
   GNMA ........................................    $  249,023     $  251,733        7.09%
   FNMA ........................................     2,408,173      2,419,769        6.99
   FHLMC .......................................     1,197,867      1,217,416        7.49
   Other MBS ...................................       574,625        579,885        6.93
   Collateralized mortgage obligations .........       606,965        607,795        6.80
                                                    ----------     ----------        ----
     Total .....................................    $5,036,653     $5,076,598        7.08%
                                                    ==========     ==========        ====

     The weighted average stated interest rates on mortgage-backed securities available for sale were 7.16% and 7.27% at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996,

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES mortgage-backed securities available for sale included securities totalling $1.4 billion and $53.0 million, respectively, which resulted from the securitization of certain qualifying mortgage loans from the Bank's, Old California Federal's and San Francisco Federal's loan portfolios.

     At December 31, 1997 and 1996, mortgage-backed securities available for sale included $4.6 billion and $1.1 billion respectively, of variable-rate securities.

     At December 31, 1997, mortgage-backed securities available for sale of $4.1 billion were pledged as collateral for various obligations as further discussed in notes 19, 20 and 31. Further, at December 31, 1997, mortgage-backed securities available for sale with a carrying value of $28.8 million were pledged to FNMA associated with the sales of certain securitized multi-family loans.


9. MORTGAGE-BACKED SECURITIES HELD TO MATURITY

     At December 31, 1997 and 1996, mortgage-backed securities held to maturity consist of the following (in thousands):




                                                                  DECEMBER 31, 1997
                                             -----------------------------------------------------------
                                               AMORTIZED      UNREALIZED     UNREALIZED      ESTIMATED
                                                  COST           GAINS         LOSSES        FAIR VALUE
                                             -------------   ------------   ------------   -------------
FHLMC ....................................    $  317,766        $15,364          $--        $  333,130
FNMA .....................................     1,017,835         20,048           --         1,037,883
Other mortgage-backed securities .........         2,276             --           --             2,276
                                              ----------        -------          ---        ----------
  Total ..................................    $1,337,877        $35,412          $--        $1,373,289
                                              ==========        =======          ===        ==========


                                                                  DECEMBER 31, 1996
                                             -----------------------------------------------------------
                                               AMORTIZED      UNREALIZED     UNREALIZED      ESTIMATED
                                                  COST           GAINS         LOSSES        FAIR VALUE
                                             -------------   ------------   ------------   -------------
FHLMC ....................................    $  405,488        $14,811        $  --        $  420,299
FNMA .....................................     1,214,002         17,444          (70)        1,231,376
Other mortgage-backed securities .........         2,172             --           --             2,172
                                              ----------        -------        -----        ----------
  Total ..................................    $1,621,662        $32,255        $ (70)       $1,653,847
                                              ==========        =======        =====        ==========

     The following represents a summary of the amortized cost, carrying value and weighted average yield of mortgage-backed securities held to maturity (dollars in thousands):




                                                           DECEMBER 31, 1997
                                                ----------------------------------------
                                                                                WEIGHTED
                                                  AMORTIZED       ESTIMATED     AVERAGE
                                                     COST        FAIR VALUE      YIELD
                                                -------------   ------------   ---------
   FHLMC ....................................    $  317,766     $  333,130        8.17%
   FNMA .....................................     1,017,835      1,037,883        7.03
   Other mortgage-backed securities .........         2,276          2,276        8.27
                                                 ----------     ----------        ----
     Total ..................................    $1,337,877     $1,373,289        7.30%
                                                 ==========     ==========        ====

     The weighted average stated interest rates on mortgage-backed securities held to maturity were 7.33% and 7.06% at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, mortgage-backed securities held to maturity included variable rate securities totalling $1.3 billion and $1.6 billion, respectively, which resulted from the securitization with FNMA and FHLMC of certain qualifying mortgage loans from the Bank's, Old California Federal's and San Francisco Federal's loan portfolios with full recourse to the Bank.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     At December 31, 1997, mortgage-backed securities held to maturity of $1.3 billion were pledged as collateral for various obligations as further discussed in notes 19, 20 and 31.


10. LOANS RECEIVABLE, NET


     At December 31, 1997 and 1996 loans receivable, net, included the following (in thousands):




                                                        1997              1996
                                                   --------------   ---------------
   Real estate loans:
    1-4 unit residential .......................    $14,071,258       $ 6,117,974
    5+ unit residential ........................      3,035,195         2,163,992
    Commercial .................................      2,145,634         1,977,732
    Construction ...............................          3,737            11,242
    Land .......................................          4,766            11,074
                                                    -----------       -----------
                                                     19,260,590        10,282,014
    Undisbursed loan funds .....................         (2,714)           (4,669)
                                                    -----------       -----------
     Total real estate loans ...................     19,257,876        10,277,345
                                                    -----------       -----------
   Equity-line loans ...........................        354,966           243,011
   Other consumer loans ........................        320,599            55,016
   Commercial loans ............................          8,370            29,651
                                                    -----------       -----------
     Total consumer and other loans ............        683,935           327,678
                                                    -----------       -----------
     Total loans receivable ....................     19,941,811        10,605,023
   Deferred fees and unearned premiums .........         47,219             4,740
   Allowance for loan losses ...................       (439,233)         (246,556)
   Purchase accounting discounts, net ..........       (125,387)         (150,624)
                                                    -----------       -----------
     Total loans receivable, net ...............    $19,424,410       $10,212,583
                                                    ===========       ===========

     The Bank's lending activities are principally conducted in California, New York, Texas and Florida.


     At December 31, 1997, $11.2 billion in residential loans were pledged as collateral for FHLB advances as further discussed in note 20.


     As a result of the FN and the Cal Fed Acquisitions, the Bank assumed obligations for certain loans sold with recourse. The outstanding balances of loans sold with recourse at December 31, 1997 totalled $2.8 billion. No loans were sold with recourse during the years ended December 31, 1997, 1996 and 1995. The Bank evaluates the credit risk of loans sold with recourse and, if necessary, records a liability (other liabilities) for estimated losses related to these potential obligations. At December 31, 1997, such liability totalled $52.4 million.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The following table indicates the carrying value of loans which have been placed on nonaccrual status as of the dates indicated (in thousands):




                                              AT DECEMBER 31,
                                         -------------------------
                                             1997          1996
                                         -----------   -----------
   Nonaccrual loans:
    Real estate loans:
     1-4 unit residential ............    $164,923      $146,283
     5+ unit residential .............      12,128        12,713
     Commercial and other ............       6,240         9,406
     Construction ....................       1,560           788
                                          --------      --------
      Total real estate ..............     184,851       169,190
    Non-real estate ..................       7,344         3,032
                                          --------      --------
      Total nonaccrual loans .........    $192,195      $172,222
                                          ========      ========

     The following table indicates the carrying value of loans classified as troubled debt restructuring, as of December 31, 1997 and 1996 (in thousands):




                                                       AT DECEMBER 31,
                                                    ----------------------
                                                       1997         1996
                                                    ----------   ---------
       1-4 unit residential .....................    $ 2,471      $ 3,113
       5+ unit residential ......................      6,718       55,642
       Commercial and other real estate .........     26,296       28,754
                                                     -------      -------
       Total restructured loans .................    $35,485      $87,509
                                                     =======      =======

     At December 31, 1997, the Company's loan portfolio totalling $19.9 billion is concentrated in California. The financial condition of the Company is subject to general economic conditions such as the volatility of interest rates and real estate market conditions and, in particular, to conditions in the California residential real estate market. Any downturn in the economy generally, and in California in particular, could reduce real estate values. An increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, in the event interest rates rise or real estate market values decline, particularly in California, the Company and the Bank may find it difficult to maintain its asset quality and may require additional allowances for loss above the amounts currently estimated by management.

     For nonaccrual loans and loans classified as troubled debt restructurings, the following table summarizes the interest income recognized ("Recognized") and total interest income that would have been recognized had the borrowers performed under the original terms of the loans ("Contractual") for the years ended December 31, 1997 and 1996 (in thousands).




                                       DECEMBER 31, 1997              DECEMBER 31, 1996
                                  ----------------------------   ---------------------------
                                   RECOGNIZED     CONTRACTUAL     RECOGNIZED     CONTRACTUAL
                                  ------------   -------------   ------------   ------------
   Restructured loans .........      $ 3,532        $ 3,583         $12,977        $13,430
   Nonaccrual loans ...........        6,779         15,880           4,860         13,752
                                     -------        -------         -------        -------
                                     $10,311        $19,463         $17,837        $27,182
                                     =======        =======         =======        =======

     At December 31, 1997 and 1996, the Bank and its wholly-owned subsidiary, FGB Realty Advisors, Inc., managed principally non-performing loan and asset portfolios totalling $1.2 million and $1.0 billion, respectively, for investors. During 1997, substantially all the asset management and disposition contracts

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES held by FGB Realty Advisors, Inc. have expired, and operations of the subsidiary have substantially ceased. Revenues related to such activities are included in management fees in the accompanying statements of income.

     Activity in the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):




                                                 1997          1996          1995
                                             -----------   -----------   -----------
   Balance -- beginning of year ..........    $ 246,556     $ 210,484     $ 202,780
   Purchases, net ........................      164,378        38,486            --
   Provision for loan losses .............       79,800        39,600        37,000
   Charge-offs ...........................      (56,124)      (44,785)      (32,344)
   Recoveries ............................        4,623         2,771         3,048
                                              ---------     ---------     ---------
   Balance -- end of year ................    $ 439,233     $ 246,556     $ 210,484
                                              =========     =========     =========

     FN Holdings loaned approximately $46.8 million to an affiliate on March 1, 1996. Such loan bore interest at the rate of 10.5% over the prevailing yield to maturity of the five-year United States treasury note, and was an unsecured subordinated obligation of the borrower guaranteed by certain other affiliates of FN Holdings, which obligation to FN Holdings was evidenced by a promissory note (the "Promissory Note"). Management believes that the terms and conditions of such loan were at least as favorable to FN Holdings as might have been obtained in a similar transaction with an unaffiliated party. On May 15, 1996, FN Holdings distributed the Promissory Note to Parent Holdings as a partial redemption of and dividends on class C common stock. Parent Holdings distributed the Promissory Note in the form of a dividend to an affiliate.

     During 1996 FN Holdings loaned approximately $19 million to an affiliate. Such loan accrued interest at the rate of 14%, and was an unsecured subordinated obligation of the borrower, which obligation to FN Holdings was evidenced by a promissory note. Management believes that the terms and conditions of such loan were at least as favorable to FN Holdings as might have been obtained in a similar transaction with an unaffiliated party. On January 3, 1997, such loan, together with the accrued interest thereon, was repaid.


11. IMPAIRED LOANS

     At December 31, 1997 and 1996, the carrying value of loans that are considered to be impaired totalled $110.1 million and $102.1 million respectively (of which $18.6 million and $22.6 million, respectively, were on nonaccrual status). The average recorded investment in impaired loans during the years ended December 31, 1997, 1996 and 1995 was approximately $112.9 million, $103.7 million and $125.5 million, respectively. For the years ended December 31, 1997, 1996 and 1995, the Company recognized interest income on those impaired loans of $10.5 million, $10.7 million and $12.9 million, respectively, which included $.6 million, $.3 million and $.2 million, respectively, of interest income recognized using the cash basis method of income recognition.

     Generally, specific allowances for loan losses relative to impaired multi-family and commercial real estate loans, which comprised the majority of impaired loans, have not been established. Generally, the carrying value of such loans, net of purchase accounting adjustments, does not exceed the loans' related collateral values less estimated selling costs. There have been no significant multi-family or commercial real estate loans originated since October 1, 1994.


12. PUT AGREEMENT

     In connection with the FN Acquisition, the Bank assumed generally the same rights under an agreement ("Put Agreement") Old FNB had with Granite Management and Disposition, Inc.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

("Granite"), an indirect subsidiary of Ford Motor, whereby Old FNB had the option to sell ("put") to Granite, on a quarterly basis, up to approximately $500 million of certain assets, primarily non-performing commercial real estate loans and residential mortgage loans with an original principal balance greater than $250,000. The Put Agreement expired on November 30, 1996. The aggregate purchase price of assets "put" to Granite equals $500 million, including assets "put" to Granite by Old FNB through October 3, 1994. Granite purchased these assets for an amount equal to the assets' outstanding principal balance, accrued interest and certain other expenses.


13. RECEIVABLES FROM THE FSLIC/RF -- COVERED ASSETS


     As part of First Gibraltar's 1988 acquisition of the five Closed Associations, it entered into an assistance agreement (the "Assistance Agreement") with the FSLIC. Assets subject to the Assistance Agreement were known as "Covered Assets." The Assistance Agreement generally provided for guaranteed yield amounts to be paid on the book value of the Covered Assets, and paid the Bank for 90% of the losses incurred upon disposition of the Covered Assets ("Capital Loss Coverage").


     In June 1995, the FDIC, as manager of the FSLIC Resolution Fund ("FSLIC/RF"), as successor to the FSLIC, exercised its rights under the Assistance Agreement to purchase substantially all of the remaining Covered Assets as of June 1, 1995 at the fair market value of such assets and further purchased additional assets from the remaining Covered Asset portfolio in September 1995 (the "FDIC Purchase"). Any losses sustained by the Bank as a result of the FDIC Purchase were reimbursed under the Capital Loss Coverage provision of the Assistance Agreement. Proceeds from this transaction were reinvested in the normal course of business.


     On August 19, 1996, the Bank and the FSLIC/RF executed an agreement which resulted in the termination of the Assistance Agreement. As a result of the agreement, the FSLIC/RF paid the Bank the remaining Covered Asset balance of $39 million and, among other things, assumed the responsibility for the disposition of several litigation matters involving Covered Assets which had been retained by the Bank following the FDIC Purchase. In connection with the agreement, a pre-tax gain of $25.6 million was recorded.


14. INVESTMENT IN FHLB


     The Company's investment in FHLB stock is carried at cost. The FHLB provides a central credit facility for member institutions. As a member of the FHLB system, the Bank is required to own capital stock in the FHLB in an amount equal to the greater of (i) 1% of the aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each calendar year, (ii) .3% of total assets, or (iii) 5% of its advances (borrowings) from the FHLB of San Francisco. The Bank was in compliance with this requirement at December 31, 1997 and 1996. At December 31, 1997, the Bank's investment in FHLB stock was pledged as collateral for FHLB advances as further discussed in note 20.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

15. OFFICE PREMISES AND EQUIPMENT, NET


     Office premises and equipment, net, at December 31, 1997 and 1996 is summarized as follows (dollars in thousands):




                                                                                         ESTIMATED
                                                                                    DEPRECIABLE LIVES AT
                                                         1997           1996         DECEMBER 31, 1997
                                                     ------------   ------------   ---------------------
   Land ..........................................    $  29,942      $  19,084               --
   Buildings and leasehold improvements ..........       74,141         40,103               25
   Furniture and equipment .......................       85,519         50,559                6
   Construction in progress ......................        5,253         10,601               --
                                                      ---------      ---------
                                                        194,855        120,347
   Accumulated depreciation and amortization .....      (35,506)       (20,183)
                                                      ---------      ---------
   Total office premises and equipment, net ......    $ 159,349      $ 100,164
                                                      =========      =========

     Depreciation and amortization expense related to office premises and equipment for the years ended December 31, 1997, 1996 and 1995 totalled $16.8 million, $10.9 million and $8.9 million, respectively.


     California Federal rents certain office premises and equipment under long-term, noncancelable operating leases expiring at various dates through 2029. Rental expense under such operating leases, included in occupancy and equipment expense, for the years ended December 31, 1997, 1996 and 1995 totalled $29.6 million, $19.3 million and $22.6 million, respectively. Rental income from subleasing agreements for the years ended December 31, 1997, 1996 and 1995 totalled $2.0 million, $1.6 million and $2.2 million, respectively. At December 31, 1997, the projected minimum rental commitments, net of sublease agreements, under terms of the leases were as follows (in thousands):




                             CASH        EFFECT ON
YEAR ENDED                COMMITMENT     NET INCOME
----------------------   ------------   -----------
  1998 ...............     $ 31,218       $20,973
  1999 ...............       31,085        18,602
  2000 ...............       30,264        15,970
  2001 ...............       27,914        10,492
  2002 ...............       24,471         6,714
  Thereafter .........      116,193        24,480
                           --------       -------
   Total .............     $261,145       $97,231
                           ========       =======

     The effect of lease commitments on net income is different from the cash commitment primarily as a result of lease commitments assumed in acquisitions with related purchase accounting adjustments.


16. ACCRUED INTEREST RECEIVABLE


     Accrued interest receivable at December 31, 1997 and 1996 is summarized as follows (in thousands):




                                                                  1997          1996
                                                               ----------   -----------
         Cash and cash equivalents and securities ..........    $ 10,832     $  8,399
         Mortgage-backed securities ........................      43,700       24,110
         Loans receivable and loans held for sale ..........     133,671       73,525
                                                                --------     --------
          Total accrued interest receivable ................    $188,203     $106,034
                                                                ========     ========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

17. MORTGAGE SERVICING RIGHTS

     The following is a summary of activity for mortgage servicing rights ("MSRs") and the hedge against the change in value of the mortgage servicing rights ("MSR Hedge") for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                                                      MSR
                                                                       MSR           HEDGE           TOTAL
                                                                 --------------   -----------   --------------
   Balance at December 31, 1994 ..............................     $  86,840       $     --       $  86,840
     Additions from Maryland Acquisition .....................        76,369             --          76,369
     Additions from Lomas 1995 Purchase ......................        93,362             --          93,362
     Additions -- other ......................................        18,676             --          18,676
     Amortization ............................................       (33,892)            --         (33,892)
                                                                   ----------      --------       ----------
   Balance at December 31, 1995 ..............................       241,355             --         241,355
     Additions from Lomas 1996 Purchase ......................       105,029             --         105,029
     Additions from SFFed Acquisition ........................        16,000             --          16,000
     Additions from Home Federal Acquisition .................         3,060             --           3,060
     Originated servicing ....................................        81,028             --          81,028
     Additions -- other ......................................        64,421             --          64,421
     Premiums paid for interest rate floor contracts .........            --          3,509           3,509
     Payments received under interest rate floor
     contracts ...............................................            --            (13)            (13)
     Net paid under principal-only swap agreements ...........            --            284             284
     Amortization ............................................       (90,706)          (275)        (90,981)
                                                                   ----------      --------       ----------
   Balance at December 31, 1996 ..............................       420,187          3,505         423,692
     Additions from Cal Fed Acquisition ......................        44,497             --          44,497
     Additions from Weyerhaeuser Purchase ....................        41,949             --          41,949
     Originated servicing ....................................       120,465             --         120,465
     Additions -- other ......................................        27,939             --          27,939
     Sales -- Servicing Sale .................................       (16,792)            --         (16,792)
     Sales -- other ..........................................            (4)            --              (4)
     Premiums paid for interest rate floor contracts .........            --          7,088           7,088
     Payments received under interest rate floor
     contracts ...............................................            --           (471)           (471)
     Net received under principal-only swap agreements                    --         (1,378)         (1,378)
     Amortization ............................................      (106,972)        (3,310)       (110,282)
                                                                   -----------     --------       -----------
   Balance at December 31, 1997 ..............................     $ 531,269       $  5,434       $ 536,703
                                                                   ===========     ========       ===========

     At December 31, 1997, 1996 and 1995, the outstanding balances of 1-4 unit residential loan participations, whole loans and mortgage pass-through securities serviced for other investors by FNMC totalled $46.6 billion, $43.1 billion and $28.6 billion, respectively. In addition, FNMC had $6.2 billion, $5.7 billion and $3.0 billion of master servicing at December 31, 1997, 1996 and 1995, respectively.

     The estimated fair value of the MSRs was $647 million and $529 million at December 31, 1997 and 1996, respectively. The estimated market value of interest rate floor contracts and swaps designated as hedges against MSRs at December 31, 1997 was $18.0 million and $13.5 million, respectively. At December 31, 1997 and 1996, no allowance for impairment of the MSRs was necessary.

     A decline in long-term interest rates generally results in an acceleration of mortgage loan prepayments. Higher than anticipated levels of prepayments generally cause the accelerated amortization

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES of MSRs and generally will result in a reduction of the market value of MSRs and in the Company's servicing fee income. To reduce the sensitivity of its earnings to interest rate and market value fluctuations, the Company hedged the change in value of its servicing rights based on changes in interest rates.


     At December 31, 1997, the Company, through FNMC, was a party to several interest rate floor contracts maturing from October 2001 through June 2002. The Company paid counterparties a premium in exchange for cash payments in the event that the 10-year Constant Maturity Treasury rate falls below the strike prices. At December 31, 1997, the notional amount of the interest rate floors was $970 million and the strike prices were between 5.0% and 6.5%. In addition, the Company, through FNMC, entered into principal-only swap agreements with a notional amount of $99 million.


     At December 31, 1997 and 1996, servicing advances and other receivables related to 1-4 unit residential loan servicing, net of valuation allowances of $43.2 million and $12.7 million in 1997 and 1996, respectively, (included in other assets) consisted of the following (in thousands):




                                                    1997          1996
                                                -----------   -----------
   Servicing advances .......................    $160,266      $152,465
   Checks in process of collection ..........         157        55,601
   Other ....................................       6,555        23,704
                                                 --------      --------
                                                 $166,978      $231,770
                                                 ========      ========

18. DEPOSITS


     A summary of deposits carrying values at December 31, 1997 and 1996 follows (in thousands):




                                                     1997            1996
                                                -------------   -------------
   Passbook accounts ........................   $ 2,161,967      $  840,685
   Demand deposits:
    Interest-bearing ........................     1,149,294         509,788
    Noninterest-bearing .....................     1,179,344         729,648
   Money market deposit accounts ............     1,269,540         881,285
   Term accounts ............................    10,389,507       5,502,902
                                                -----------      ----------
                                                 16,149,652       8,464,308
   Accrued interest payable .................        51,538          31,901
   Purchase accounting adjustments ..........         1,415           5,674
                                                -----------      ----------
    Total deposits ..........................   $16,202,605      $8,501,883
                                                ===========      ==========

     The aggregate amount of jumbo certificates of deposit (term deposits) with a minimum denomination of $100,000 was approximately $2 billion and $868 million at December 31, 1997 and 1996, respectively. Brokered certificates of deposit totalling $363 million and $470 million were included in deposits at December 31, 1997 and 1996, respectively. Total deposits at December 31, 1997 and 1996 include escrow balances for loans serviced for others of $702 million and $550 million, respectively.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     A summary of interest expense by deposit category for the years ended December 31, 1997, 1996 and 1995 follows (in thousands):




                                                    1997         1996         1995
                                                 ----------   ----------   ----------
   Passbook accounts .........................    $ 68,408     $ 31,418     $ 14,668
   Interest-bearing demand deposits ..........      12,331        5,398        6,953
   Money market deposit accounts .............      50,152       32,073       50,847
   Term accounts .............................     616,094      350,285      374,891
                                                  --------     --------     --------
                                                  $746,985     $419,174     $447,359
                                                  ========     ========     ========

     At December 31, 1997, term accounts had scheduled maturities as follows (in thousands):



  1998 ....................   $ 7,794,543
  1999 ....................     2,065,788
  2000 ....................       219,650
  2001 ....................       131,782
  2002 ....................       166,384
  Thereafter ..............        11,360
                              -----------
                              $10,389,507
                              ===========

19. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE


     A summary of information regarding securities sold under agreements to repurchase as of December 31, 1997 and 1996 follows (dollars in thousands):




                                                              DECEMBER 31, 1997
                                           -------------------------------------------------------
                                              UNDERLYING COLLATERAL         REPURCHASE LIABILITY
                                           ----------------------------   ------------------------
                                             RECORDED        MARKET                      INTEREST
                                             VALUE (i)        VALUE          AMOUNT        RATE
                                           -------------   ------------   ------------   ---------
   Maturing within 30 days .............    $       --     $       --     $       --         --%
   Maturing 30 days to 90 days .........     1,848,385      1,859,169      1,774,950       5.75
   Maturing 90 days to 1 year ..........        62,909         63,532         53,920       6.59
   Maturing over 1 year ................            --             --             --         --
                                            ----------     ----------     ----------
     Total (ii) ........................     1,911,294      1,922,701      1,828,870
   Purchase accounting adjustment                 (424)            --             99
   Accrued interest payable ............            --             --         13,473
                                            ----------     ----------     ----------
                                            $1,910,870     $1,922,701     $1,842,442
                                            ==========     ==========     ==========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                                                               DECEMBER 31, 1996
                                           ---------------------------------------------------------
                                               UNDERLYING COLLATERAL         REPURCHASE LIABILITY
                                           -----------------------------   -------------------------
                                             RECORDED         MARKET                       INTEREST
                                             VALUE (i)         VALUE          AMOUNT         RATE
                                           -------------   -------------   -------------   ---------
   Maturing within 30 days .............    $  626,260      $  633,615      $  609,949     5.61%
   Maturing 30 days to 90 days .........       573,904         585,767         550,409     5.48
   Maturing 90 days to 1 year ..........       342,531         345,599         350,000     6.97
   Maturing over 1 year ................        67,845          68,203          53,920     6.59
                                            ----------      ----------      ----------
     Total (ii) ........................     1,610,540       1,633,184       1,564,278
   Purchase accounting adjustment                2,578              --             755
   Accrued interest payable ............            --              --          18,354
                                            ----------      ----------      ----------
                                            $1,613,118      $1,633,184      $1,583,387
                                            ==========      ==========      ==========

(i) Recorded value includes accrued interest at December 31, 1997 and 1996. In addition, the recorded values at December 31, 1997 and 1996 include adjustments for the unrealized gain or loss on mortgage-backed securities available for sale.

(ii) Total mortgage-backed securities collateral at December 31, 1997 and 1996 includes $.6 billion and $1.1 billion, respectively, in outstanding balances of loans securitized with full recourse to the Bank. The market value of such collateral was $.6 billion and $1.1 billion at December 31, 1997 and 1996, respectively.



     At December 31, 1997 and 1996, these agreements had weighted average stated interest rates of 5.78% and 5.90%, respectively. The underlying securities were delivered to, and are being held under the control of, third party securities dealers. These dealers may have loaned the securities to other parties in the normal course of their operations, but all agreements require the dealers to resell to California Federal the identical securities at the maturities of the agreements. The average daily balance of securities sold under agreements to repurchase was $2.5 billion and $2.1 billion during 1997 and 1996, respectively, and the maximum amount outstanding at any month-end during these periods was $3.1 billion and $2.7 billion, respectively.


     At December 31, 1997, securities sold under agreements to repurchase were collateralized with $1.9 billion of mortgage-backed securities.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

20. BORROWINGS


     Borrowings at December 31, 1997 and 1996 are summarized as follows (dollars in thousands):




                                                                1997                          1996
                                                     ---------------------------   --------------------------
                                                         CARRYING       AVERAGE       CARRYING       AVERAGE
                                                          VALUE           RATE         VALUE          RATE
                                                     ---------------   ---------   -------------   ----------
   Fixed-rate borrowings from FHLB ...............     $ 5,447,168        5.88%     $3,564,953         5.93%
   Variable-rate borrowings from FHLB ............       4,074,182        5.95         854,486         5.67
   12 1/2% Senior notes ..........................         455,000       12.50         455,000        12.50
   10% Subordinated debentures due 2006 ..........          92,100       10.00          92,100        10.00
   11.20% Senior notes ...........................           6,000       11.20           6,000        11.20
   12 1/4% Senior notes ..........................         200,000       12.25         200,000        12.25
   9 1/8% Senior subordinated notes ..............         140,000        9.13         140,000         9.13
   10 5/8% Senior subordinated notes .............         575,000       10.63              --           --
   10.668% Subordinated notes ....................          50,000       10.67              --           --
   6 1/2% Convertible subordinated debentures                2,633        6.50              --           --
   10% Subordinated debentures due 2003 ..........           4,299       10.00              --           --
   Federal funds purchased .......................         130,000        6.50          25,000         7.50
   Other borrowings ..............................             570        8.89             885         8.54
                                                       -----------       -----      ----------        -----
     Total borrowings ............................      11,176,952        6.64       5,338,424         6.85
   Discount on 12 1/2% Senior notes ..............          (3,907)         --          (4,651)          --
   Accrued interest payable ......................          58,682          --          32,797           --
   Purchase accounting adjustments, net ..........             803          --          (1,676)          --
                                                       -----------       -----      ----------        -----
                                                       $11,232,530        6.60%     $5,364,894         6.85%
                                                       ===========       =====      ==========        =====

     Maturities and weighted average stated interest rates of borrowings at December 31, 1997, not including accrued interest payable or purchase accounting adjustments, are as follows (dollars in thousands):




                                                                      WEIGHTED
                                     BALANCES MATURING              AVERAGE RATES
MATURITIES DURING THE YEARS     ----------------------------   -----------------------
ENDING DECEMBER 31                   FHLB           OTHER         FHLB         OTHER
-----------------------------   -------------   ------------   ----------   ----------
   1998 .....................    $5,263,042     $  180,148         5.88%        7.66%
   1999 .....................     3,090,430             64         5.94         8.90
   2000 .....................     1,150,000             33         5.93         9.50
   2001 .....................        10,833        202,633         6.50        12.18
   2002 .....................         5,000              8         6.94         7.00
   Thereafter ...............         2,045      1,272,716         7.83        11.09
                                 ----------     ----------         ----        -----
     Total ..................    $9,521,350     $1,655,602         5.91%       10.85%
                                 ==========     ==========         ====        =====

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Interest expense on borrowings for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):




                                                          1997          1996          1995
                                                      -----------   -----------   -----------
   FHLB advances ..................................    $ 443,966     $ 221,017     $ 139,051
   Interest rate swap agreements ..................      (10,743)      (11,532)      (15,177)
   12 1/2% Senior notes ...........................       57,613        40,494            --
   10% Subordinated debentures due 2006 ...........        9,210         9,210         9,210
   11.20% Senior notes ............................          672         3,641            --
   12 1/4% Senior notes ...........................       24,500        24,504        24,500
   9 1/8% Senior subordinated notes ...............       12,775        11,739            --
   10 5/8% Senior subordinated notes ..............       60,648            --            --
   10.668% Subordinated notes .....................        5,291            --            --
   6 1/2% Convertible subordinated debentures                172            --            --
   10% Subordinated debentures due 2003 ...........          418            --            --
   Federal funds purchased ........................        5,300         3,529         2,268
   Other borrowings ...............................          434           199         1,403
   Purchase accounting adjustments ................          629         6,039        21,244
                                                       ---------     ---------     ---------
     Total ........................................    $ 610,885     $ 308,840     $ 182,499
                                                       =========     =========     =========

     The following is a summary of the carrying value of assets pledged as collateral for FHLB advances at December 31, 1997 (in thousands):



       Real estate loans (primarily residential) .........    $11,183,138
       Mortgage-backed securities ........................      3,544,108
       FHLB stock ........................................        468,191
                                                              -----------
         Total ...........................................    $15,195,437
                                                              ===========

 12 1/2% Senior Notes Due 2003

     On April 17, 1996, Parent Holdings issued $455 million of its 12 1/2% Senior Notes ("12 1/2% Senior Notes"). The notes will mature on April 15, 2003, with interest payable semiannually on April 15 and October 15 of each year. Deferred issuance costs associated with the issuance of the 12 1/2% Senior Notes totalling $18.1 million were recorded in other assets and are being amortized using the interest method over the term of the 12 1/2% Senior Notes. The 12 1/2% Senior Notes were issued with a $5.2 million discount that is included in the carrying value of the liability and is being accreted using the interest method over the term of the 12 1/2% Senior Notes.

     The 12 1/2% Senior Notes are redeemable at the option of the Company, in whole or in part at the following redemption prices: (i) on or after April 15, 2000, at 106.25% of the principal amount thereof, plus accrued interest and unpaid interest to the date of redemption, (ii) on or after April 15, 2001, at 103.125% of the principal amount thereof, plus accrued interest and unpaid interest to the date of redemption, and (iii) thereafter, at 100% of the principal amount thereof, plus accrued interest and unpaid interest to the date of redemption. In addition, at any time prior to April 15, 2000, the 12 1/2% Senior Notes may be redeemed at the option of the Company, in whole but not in part, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus the applicable premium.

     The 12 1/2% Senior Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all future senior debt of the Company, if any is issued, and senior to all future subordinated debt of the Company, if any is issued.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Parent Holdings is a holding company, and therefore, the 12 1/2% Senior Notes are subordinated to (i) all existing and future liabilities, including deposits, indebtedness and trade payables of its subsidiaries, including FN Holdings and the Bank, and (ii) all preferred stock issued by its subsidiaries, including the Bank Preferred Stock (as defined herein) and the FN Holdings Preferred Stock. The 12 1/2% Senior Notes are also subordinated to the obligations of FN Holdings under the tax-sharing agreement between and among the Bank, FN Holdings and Mafco Holdings.

     The terms and conditions of the indenture and the FN Holdings indentures impose restrictions that affect, among other things, the ability of the Company or FN Holdings, as the case may be, to incur debt, pay dividends or make distributions, engage in a business other than holding the common stock of FN Holdings, in the case of the Company, or of California Federal Bank and similar banking institutions, in the case of FN Holdings, make acquisitions, create liens, sell assets and make certain investments.


 12 1/4% Senior Notes Due 2001

     In connection with the FN Acquisition, FN Holdings issued $200 million principal amount of 12 1/4% Senior Notes ("12 1/4% Senior Notes"), including $5.5 million principal amount of 12 1/4% Senior Notes to certain directors and officers of the Bank. The notes will mature on May 15, 2001 with interest payable semiannually on May 15 and November 15. Deferred issuance costs associated with the 12 1/4% Senior Notes' issuance totalling $9.9 million were recorded in other assets and are being amortized over the term of the 12 1/4% Senior Notes.

     The notes are redeemable at the option of FN Holdings, in whole or in part, during the 12-month period beginning May 15, 1999, at a redemption price of 106.125% plus accrued interest to the date of redemption, and thereafter at 100% plus accrued interest. The notes are subordinated to all existing and future liabilities, including deposits and other borrowings of the Bank, and to the 11 1/2% Preferred Stock (as defined herein).

     The terms and conditions of the 12 1/4% Senior Notes indenture impose restrictions that affect, among other things, the ability of FN Holdings to incur debt, pay dividends, make acquisitions, create liens, sell assets and make certain investments.


 9 1/8% Senior Subordinated Notes Due 2003

     On January 31, 1996, FN Holdings issued $140 million principal amount of the 9 1/8% Senior Subordinated Notes. The 9 1/8% Senior Subordinated Notes will mature on January 15, 2003 with interest payable semiannually on January 15 and July 15. Deferred issuance costs associated with the issuance of the 9 1/8% Senior Subordinated Notes totalling $7.0 million were recorded in other assets and are being amortized over the term of the 9 1/8 1/8% Senior Subordinated Notes.

     The 9 1/8% Senior Subordinated Notes are redeemable at the option of FN Holdings, in whole or in part, during the 12-month period beginning January 1, 2001, at a redemption price of 104.5625% of the principal amount thereof, plus accrued interest and unpaid interest to the date of redemption, and thereafter at 100% of the principal amount thereof, plus accrued and unpaid interest.

     The 9 1/8% Senior Subordinated Notes are unsecured senior subordinated obligations of FN Holdings and are subordinated in right of payment to all existing and future senior indebtedness of FN Holdings and future to all subordinated debt, if any is issued. The 9 1/8% Senior Subordinated Notes are subordinated to all existing and future liabilities, including deposits, indebtedness and trade payables of FN Holdings' subsidiaries, including the Bank, and to preferred stock issued by the Bank.

     The terms and conditions of the 9 1/8% Senior Subordinated Notes indenture impose restrictions that affect, among other things, the ability of FN Holdings to incur debt, pay dividends or make distributions, engage in a business other than holding the common stock of the Bank and similar banking institutions, make acquisitions, create liens, sell assets and make certain investments.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 10 5/8% Senior Subordinated Notes Due 2003

     In connection with the Cal Fed Acquisition, FN Holdings acquired the net proceeds from the issuance of FN Escrow's 10 5/8% Notes and assumed FN Escrow's obligations under the 10 5/8% Notes and indenture. Deferred issuance costs associated with the 10 5/8% Notes of $19 million were included in FN Escrow's other assets and are being amortized over the term of the 10 5/8% Notes.

     The 10 5/8% Notes are redeemable at the option of FN Holdings, in whole or in part, during the 12-month period beginning January 1, 2001, at a redemption price of 105.313% plus accrued and unpaid interest to the date of redemption, during the 12-month period beginning January 1, 2002 at a redemption price of 102.656% plus accrued and unpaid interest to the date of redemption, and thereafter at 100% plus accrued and unpaid interest to the date of redemption.

     The 10 5/8% Notes are subordinate in right of payment to all existing and future subordinated debt, if any is issued, of FN Holdings. The 10 5/8% Notes are subordinated to all existing and future liabilities, including deposits, indebtedness and trade payables, of the subsidiaries of FN Holdings, including California Federal and all preferred stock issued by the Bank, including the Bank Preferred Stock.

     The terms and conditions of the 10 5/8% Notes indenture impose restrictions that affect, among other things, the ability of FN Holdings to incur debt, pay dividends, make acquisitions, create liens, sell assets and make certain investments.


 10% Subordinated Debentures Due 2006

     As part of the FN Acquisition, California Federal assumed subordinated debentures, which bear interest at 10% per annum and mature on October 1, 2006 (the "10% Subordinated Debentures Due 2006"). At December 31, 1997 the aggregate principal amount of the 10% Subordinated Debentures Due 2006 outstanding was $92.1 million.

     Events of Default under the indenture governing the 10% Subordinated Debentures Due 2006 (the "Old FNB Indenture") include, among other things: (i) a default in the payment of interest when due and such default continues for 30 days, (ii) a default in the payment of any principal when due, (iii) the failure to comply with covenants in the Old FNB Indenture, provided that the trustee or holders of at least 25% in principal amount of the outstanding 10% Subordinated Debentures Due 2006 notify the Bank of the default and the Bank does not cure the default within 60 days after receipt of such notice, (iv) certain events of bankruptcy, insolvency or reorganization of the Bank, (v) the FSLIC/RF (or a comparable entity) is appointed to act as conservator, liquidator, receiver or other legal custodian for the Bank and (vi) a default under other indebtedness of the Bank in excess of $10 million resulting in such indebtedness becoming due and payable, and such default or acceleration has not been rescinded or annulled within 60 days after the date on which written notice of such failure has been given by the trustee to the Bank or by holders of at least 25% in principal amount of the outstanding 10% Subordinated Debentures Due 2006 to the Bank and the trustee.


 11.20% Senior Notes Due 2004

     As part of the SFFed Acquisition, California Federal assumed $50 million of SFFed 11.20% Senior Notes due September 1, 2004 (the "11.20% Senior Notes"). In connection with the assumption of the 11.20% Senior Notes, the Bank and all of the holders of the 11.20% Senior Notes entered into an agreement amending certain provisions of the note purchase pursuant to which the 11.20% Senior Notes were sold (as amended, the "Note Purchase Agreement"). On September 12, 1996, the Bank repurchased $44.0 million aggregate principal amount of the 11.20% Senior Notes at a price of approximately 116.45% of the principal amount, plus the accrued interest thereon. The Bank recorded an extraordinary loss, net of tax, of $1.6 million in connection with such repurchase. At December 31, 1997, the aggregate principal amount of the 11.20% Senior Notes outstanding was $6.0 million.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Events of Default under the Note Purchase Agreement include, among other things: (i) failure to make any payment of principal when due; (ii) any failure to make any payment of interest when due and such payment is not made within 15 days after the date such payment was due; (iii) failure to comply with certain covenants in the Note Purchase Agreement, provided that such failure continues for more than 60 days; (iv) failure to deliver to holders a notice of default, notice of event of default, or notice of claimed default as provided in the Note Purchase Agreement; (v) failure to comply with any provision of the Note Purchase Agreement, provided that such failure continues for more than 60 days after notice is delivered to the Bank; (vi) a default under other indebtedness provided that the aggregate amount of all obligations in respect of such indebtedness exceeds $15 million; (vii) one or more final, non-appealable judgments outstanding against the Bank or its subsidiaries for the payment of money aggregating in excess of $15 million, any one of which has been outstanding for 45 days and shall not have been discharged in full or stayed;
(viii) any warranty, representation or other statement contained in the Note Purchase Agreement by the Bank or any of its subsidiaries being false or misleading in any material respect when made; or (ix) certain events of bankruptcy, insolvency or reorganization of the Bank or its subsidiaries.

     As a result of the Cal Fed Acquisition, the Bank is obligated with respect to the following outstanding securities of Old California Federal:


 10.668% Subordinated Notes Due 1998

     California Federal assumed $50 million of 10.668% unsecured senior subordinated notes which matures on December 22, 1998 (the "10.668% Subordinated Notes"). At December 31, 1997, the aggregate principal amount of 10.668% Subordinated Notes outstanding was $50 million.

     Events of Default under the note agreement governing the 10.668% Subordinated Notes include, among other things: (i) failure to make any payment of principal when due; (ii) any failure to make any payment of interest when due and such payment is not made within ten business days after the date such payment was due; (iii) failure to comply with certain covenants in the note agreement provided that such failure continues for more than 60 days after notice is delivered to the Bank; (iv) the default or any event which, with the giving of notice or the lapse of time or both, would constitute a default under any indebtedness of the Bank and cause such indebtedness with an aggregate principal amount exceeding $15 million to accelerate; and (v) certain events of bankruptcy, insolvency or reorganization of the Bank.


 6 1/2% Convertible Subordinated Debentures Due 2001

     In 1986, Cal Fed Inc., Old California Federal's former parent company, issued $125 million of 6.5% convertible subordinated debentures due February 20, 2001 (the "6 1/2% Convertible Subordinated Debentures"). As a result of a corporate restructuring in December 1992, Cal Fed Inc. was merged with and into XCF Acceptance Corporation ("XCF"), a subsidiary of Old California Federal. The 6 1/2% Convertible Subordinated Debentures are redeemable at the option of the holders on February 20, 2000, at 123% of their principal amount. At December 31, 1997, $2.6 million of the 6 1/2% Convertible Subordinated Debentures were outstanding. Due to the purchase of all of the Cal Fed stock by FN Holdings in the Cal Fed Acquisition on January 3, 1997, the common stock conversion feature has been eliminated.

     Events of Default under the indenture governing the 6 1/2% Convertible Subordinated Debentures include, among other things: (i) any failure to make any payment of interest when due and such payment is not made within 30 days after the date such payment was due; (ii) failure to make any payment of principal when due; (iii) default in the performance, or breach, of any covenant or warranty in the indenture, provided that such default or breach continues for more than 60 days after notice is delivered to the Bank; or (iv) certain events of bankruptcy, insolvency or reorganization of the Bank or its subsidiaries.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

 10% Subordinated Debentures Due 2003

     On December 16, 1992, Old California Federal issued $13.6 million of 10.0% unsecured subordinated debentures due 2003 (the "10% Subordinated Debentures"). During 1996 and 1995, Old California Federal repurchased $0.6 million and $8.7 million, respectively, of the 10% Subordinated Debentures, leaving $4.3 million outstanding at December 31, 1997.

     Events of Default under the indenture governing the 10% Subordinated Debentures include, among other things: (i) failure to make any payment of principal when due; (ii) any failure to make any payment of interest when due and such payment is not made within 30 days after the date such payment was due; (iii) failure to comply with certain covenants in the indenture; (iv) failure to comply with certain covenants in the indenture provided that such failure continues for more than 60 days after notice is delivered to the Bank;
(v) certain events of bankruptcy, insolvency or reorganization of the Bank; or
(vi) the default or any event which, with the giving of notice or lapse of time or both, would constitute a default under any indebtedness of the Bank and cause such indebtedness with an aggregate principal amount exceeding $15 million to accelerate.


21. INTEREST RATE SWAP AGREEMENTS

     In connection with the FN Acquisition and the Cal Fed Acquisition, the Bank acquired the rights and assumed the obligations under certain interest rate swap agreements. Interest rate swap agreements outstanding and their weighted average rates at December 31, 1997 and 1996 are as follows (dollars in thousands):




                                                WEIGHTED
                             NOTIONAL         AVERAGE RATE         ESTIMATED
                            PRINCIPAL    ----------------------    MATURITY       VARIABLE
MATURITY DATE                 AMOUNT         PAY       RECEIVE     IN YEARS      RATE INDEX
------------------------   -----------   ----------   ---------   ----------   --------------
   1997:
    April 1998 .........    $400,000         5.76%       8.38%         .26     3 month LIBOR
   1996:
    April 1998 .........    $400,000         5.64%       8.38%        1.26     3 month LIBOR

     The Bank uses interest rate swap agreements to hedge against interest rate risk inherent in its FHLB advances. Under the agreements, the Bank receives or makes payments based on the differential between fixed-rate and variable-rate interest amounts on the notional amount of the agreement. The notional amounts of these derivatives do not represent amounts exchanged by the parties and thus, are not a measure of the Bank's exposure through its use of derivatives. The Bank pays the variable-rate and receives the fixed-rate under these agreements. The variable interest rates presented in the tables above are based on LIBOR. The current LIBOR rates have been assumed implicitly, in the aforementioned weighted average receive rate, to remain constant throughout the term of the respective swaps. Any changes in LIBOR interest rates would affect the variable-rate information disclosed above.

     The Bank is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements but does not expect any counterparties to fail their obligations. The Bank deals only with national investment banking firms and the FHLB of San Francisco.


22. SEGMENT REPORTING

     The Company's operations include two primary business segments: mortgage lending and retail banking. The Company's principal business consists of operating retail deposit branches and originating and/or purchasing residential real estate loans. The Company's mortgage lending activities are conducted through FNMC and include the origination and purchase of residential mortgage loans for sale to various investors, as well as the servicing of loans for others.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Selected financial information by business segment for the three years ended December 31, 1997, 1996 and 1995 is presented in the following summary (in thousands):




                                                      MORTGAGE         RETAIL       CONSOLIDATED
                                                      LENDING         BANKING          TOTAL
                                                   -------------   -------------   -------------
   1997
-------
    Total revenue (1) ..........................    $  288,360     $2,317,096      $2,467,184
    Income before income taxes, extraordinary
      item and minority interest ...............       (27,782)       266,180         238,398
    Office premises and equipment, net .........        26,576        132,773         159,349
    Identifiable assets (2) ....................     3,072,219     31,155,325      31,362,156

   1996
-------
    Total revenue (3) ..........................    $  212,325     $1,751,852      $1,887,177
    Income before income taxes, extraordinary
      item and minority interest ...............         5,836        501,711         507,547
    Office premises and equipment, net .........        23,410         76,754         100,164
    Identifiable assets (4) ....................     1,634,258     16,264,912      16,635,073

   1995
-------
    Total revenue (5) ..........................    $  100,930     $1,166,180      $1,226,818
    Income before income taxes, extraordinary
      item and minority interest ...............        (7,898)       130,348         122,450
    Office premises and equipment, net .........        17,376         76,133          93,509
    Identifiable assets (6) ....................     1,383,451     14,425,200      14,666,781

----------
(1) Excludes the elimination of $14.2 million in intercompany servicing fees and $124.1 million in interest income on intercompany loans.

(2) Excludes the elimination of $20.2 million in deposits maintained with the Bank and $2.8 billion in intercompany borrowings.

(3) Excludes the elimination of $6.9 million in intercompany servicing fees and $70.1 million in interest income on intercompany loans.

(4) Excludes the elimination of $23.3 million in deposits maintained with the Bank and $1.2 billion in intercompany borrowings.

(5) Excludes the elimination of $10.6 million in intercompany servicing fees and $29.7 million in interest income on intercompany loans.

(6) Excludes the elimination of $13.7 million in deposits maintained with the Bank and $1.1 billion in intercompany borrowings.


     The Company typically reviews the results of operations for the mortgage banking segment based on that segment's contribution as opposed to its income before income taxes, extraordinary item and minority interest. The main difference between the two measures of profitability are that contribution for the mortgage lending segment includes custodial earnings that are reported in the retail banking segment when computing net income and that intercompany interest expense is computed using an internal cost of funds rate instead of a market rate. The mortgage lending segment's contribution for the years ended December 31, 1997, 1996 and 1995 was $35.9 million, $54.9 million and $24.5 million, respectively.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

23. COMPREHENSIVE INCOME

     The tax effect associated with unrealized gain on securities for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (dollars in thousands):




                                                       BEFORE-TAX     TAX (EXPENSE)      NET-OF-TAX
                                                         AMOUNT          BENEFIT           AMOUNT
                                                      ------------   ---------------   -------------
   1997
-------
   Unrealized gains on securities:
    Unrealized holding gains arising during the
      period ......................................    $  10,004        $ (1,278)        $   8,726
    Less: reclassification adjustments for gains in
         net income ...............................      (20,146)          2,574           (17,572)
                                                       ---------        --------         ---------
    Other comprehensive income ................   .    $ (10,142)       $  1,296         $  (8,846)
                                                       =========        ========         =========
   1996
-------
   Unrealized gains on securities:
    Unrealized holding gains arising during the
      period ......................................    $  16,200        $ (1,620)        $  14,580
    Less: reclassification adjustments for gains in
         net income ...............................      (31,572)          3,157           (28,415)
                                                       ---------        --------         ---------
    Other comprehensive income ................   .    $ (15,372)       $  1,537         $ (13,835)
                                                       =========        ========         =========
   1995
-------
   Unrealized gains on securities:
    Unrealized holding gains arising during the
      period ......................................    $  47,983        $ (4,798)        $  43,185
    Less: reclassification adjustments for gains in
         net income ...............................       (1,305)            130            (1,175)
                                                       ---------        --------         ---------
    Other comprehensive income ................   .    $  46,678        $ (4,668)        $  42,010
                                                       =========        ========         =========

     Unrealized gains on securities is the only component of other comprehensive income and accumulated other comprehensive income for the years ended December 31, 1997, 1996 and 1995.

24. MINORITY INTEREST AND STOCKHOLDER'S EQUITY

 (a) 11 1/2% Preferred Stock

     In connection with the FN Acquisition, California Federal issued 3,007,300 shares of its 11 1/2% noncumulative perpetual preferred stock ("11 1/2% Preferred Stock") with a par value of $.01 per share, having a liquidation preference of $300.7 million. This stock has a stated liquidation value of $100 per share. Costs related to the 11 1/2% Preferred Stock issuance were deducted from additional paid-in capital. At or after September 1, 1999, the 11 1/2% Preferred Stock is redeemable at the option of the Bank, in whole or in part, at $105.75 per share prior to September 1, 2000, and at prices which will decrease annually thereafter to the stated liquidation value of $100 per share on or after September 1, 2004, plus declared but unpaid dividends. Dividends are payable quarterly at an annual rate of 11.50% per share when declared by the Bank's Board of Directors. Dividends paid on the 11 1/2% Preferred Stock for each year during 1997 and 1996 totalled $34.6 million.

 (b) 10 5/8 5/8% Preferred Stock

     In connection with the Cal Fed Acquisition, California Federal assumed Cal Fed's 10 5/8% preferred stock with liquidation value of $172.5 million (the
"10 5/8% Preferred Stock" and, together with the 11 1/2%

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

Preferred Stock, "Bank Preferred Stock"). The 10 5/8% Preferred Stock resulted in a $172.5 million increase in the Bank's stockholders' equity. Cash dividends on the 10 5/8% Preferred Stock are noncumulative and are payable at an annual rate of 10 5/8% per share if, when, and as declared by the Board of Directors of the Bank. The 10 5/8% Preferred Stock is generally not redeemable prior to April 1, 1999. The 10 5/8% Preferred Stock is redeemable at the option of the Bank, in whole or in part, at $105.313 per share on or after April 1, 1999 and prior to April 1, 2000, and at prices decreasing annually thereafter to the liquidation preference of $100.00 per share on or after April 1, 2003, plus declared but unpaid dividends. In addition, in the event of a change of control, the 10 5/8% Preferred Stock is redeemable at the option of the Bank or its successor on or after April 1, 1996 and prior to April 1, 1999 in whole, but not in part, at $114.50 per share. Dividends paid on the 10 5/8% Preferred Stock during 1997 were $18.3 million.


 (c) REIT Preferred Stock

     On January 31, 1997, Preferred Capital Corp. issued 20,000,000 shares of the REIT Preferred Stock for $500 million. The REIT Preferred Stock has a stated liquidation value of $25 per share, plus declared and unpaid dividends, if any. The annual cash dividends on the 20,000,000 shares of REIT Preferred Stock, assuming such dividends are declared by the Board of Directors of Preferred Capital Corp., are expected to approximate $45.6 million per year. As long as Preferred Capital Corp. qualifies as a REIT, distributions on the REIT Preferred Stock will be a dividends-paid deduction by Preferred Capital Corp. for tax purposes. Dividends paid on the REIT Preferred Stock during 1997 were $36.6 million, net of the income tax benefit.


 (d) Hunter's Glen

     Minority interest -- Hunter's Glen represents that portion of stockholders' equity of FN Holdings attributable to its class B common stock, which is owned by a limited partnership controlled by the Bank's Chairman of the Board and Chief Executive Officer.


 (e) FN Holdings Preferred Stock

     On September 19, 1996, FN Holdings issued 10,000 shares of preferred stock ("FN Holdings Preferred Stock") with a liquidation value of $150 million to a corporation owned by the Chairman of the Board of the Bank, ("Special Purpose Corp."). Cash dividends on the FN Holdings Preferred Stock are cumulative and are payable: (i) in cash at an annual rate of the cost of funds to an affiliate of FN Holdings under such affiliate's bank credit facility (the "Cost of Funds Rate") and (ii) in newly issued shares of another series of cumulative perpetual preferred stock of FN Holdings ("Additional FN Holdings Preferred Stock") at an annual rate of 2% of the stated liquidation value of the FN Holdings Preferred Stock, if, when, and as declared by the Board of Directors of FN Holdings. Dividends on the Additional FN Holdings Preferred Stock are cumulative and accrue and are payable in shares of Additional FN Holdings Preferred Stock at an annual rate equal to the Cost of Funds Rate plus 2% of the stated liquidation value of the Additional FN Holdings Preferred Stock if, when and as declared by the Board of Directors of FN Holdings. Additional FN Holdings Preferred Stock will have substantially the same relative rights, terms and preferences as the FN Holdings Preferred Stock except as set forth above with respect to the payment of dividends. Dividends on the FN Holdings Preferred Stock are payable quarterly each year, commencing January 1, 1997, out of funds legally available therefor. In addition, the payment of dividends by FN Holdings is subject to certain federal laws applicable to savings and loan holding companies. The FN Holdings Preferred Stock ranks prior to the common stock of FN Holdings and to all other classes and series of equity securities subsequently issued.

     The FN Holdings Preferred Stock and the Additional FN Holdings Preferred Stock are redeemable so long as Special Purpose Corp. is the sole holder thereof, at any time, and, if Special Purpose Corp. is not the sole holder thereof, at any time after the fifth anniversary of the issuance of the FN Holdings

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

Preferred Stock, in each case, upon prior written notice, at the option of FN Holdings, in whole or in part, at a redemption price equal to the stated liquidation value of $15,000 per share plus any accrued and unpaid dividends. Upon the redemption of the FN Holdings Preferred Stock by FN Holdings, all outstanding shares of the Additional FN Holdings Preferred Stock will be contributed to the capital of FN Holdings, without any payment therefor, and such shares will be retired and canceled.


 (f) Common Stock

     In connection with the FN Acquisition and the offering of the 12 1/4% Senior Notes, First Gibraltar Holdings incorporated Parent Holdings and FN Holdings to hold 100% of the common stock of First Nationwide. First Gibraltar Holdings contributed all of its shares of capital stock of the Bank to Parent Holdings, which contributed such shares to FN Holdings in exchange for 1,000 shares of common stock of FN Holdings.

     In 1994, FN Holdings amended its certificate of incorporation to create 800 shares of class A common stock having one vote per share, 200 shares of class B common stock having .75 votes per share, and 230.3 shares of nonvoting class C common stock. Parent Holdings exchanged its 1,000 shares of common stock of FN Holdings for 800 shares of class A common stock.

     Pursuant to the terms of an exchange agreement between FN Holdings, the Bank's Chairman and Parent Holdings (the "Exchange Agreement"), and in connection with the consummation of the FN Acquisition, FN Holdings issued 100% of its class C common stock to Parent Holdings for approximately $210.3 million, and the Bank's Chairman acquired 100% of the class B common stock of FN Holdings in exchange for his 6.25% of the class A common stock of First Gibraltar Holdings.

     As a result of the consummation of the transactions contemplated by the Exchange Agreement, the Bank's Chairman owns 100% of the class B common stock of FN Holdings, representing 20% of its voting common stock (representing approximately 15% of the voting power of its common stock), and Parent Holdings owns (i) 100% of the class A common stock of FN Holdings, representing 80% of its voting common stock (representing approximately 85% of the voting power of its common stock) and (ii) 100% of the class C common stock of FN Holdings. The class C common stock was redeemed out of distributions from the Bank for $230.3 million plus accrued interest during 1995 and 1996. On December 29, 1995, the Bank's Chairman transferred his shares of class B common stock to a limited partnership, Hunter's Glen/Ford Ltd. ("Hunter's Glen"), over which he maintains control.

     There were no dividends or distributions on common stock in 1997. Dividends and distributions on the Company's common stock during 1996 and 1995 totalled $636,504 and $89,986, respectively.


 (g) Payment of Dividends

     The terms of the 12 1/2% Senior Notes indenture generally will permit the Company to make distributions of up to 65% of the consolidated net income of the Company if, after giving effect to such distribution, (i) the Bank is "well capitalized" under applicable OTS regulations and (ii) the Consolidated Common Shareholders' Equity (as defined therein) of the Bank is at least equal to the Minimum Common Equity Amount (as defined therein). The terms of the 9 1/8% Senior Subordinated Notes indenture and the 12 1/4% Senior Notes indenture apply similar restrictions except FN Holdings can make distributions of up to 75% of the consolidated net income of FN Holdings. The Federal thrift laws and regulations of the Office of Thrift Supervision (the "OTS") limit the Bank's ability to pay dividends on its preferred or common stock. The Bank generally may not pay dividends without the consent of the OTS if, after the payment of the dividends, it would not be deemed "adequately capitalized" under the prompt corrective action standards of the Federal Deposit Insurance Corporation Improvement Act of 1991.

     As of December 31, 1997, the Bank could pay dividends of $502.4 million without the consent of the OTS and it could pay dividends of $153.8 million and still be "well capitalized." As of December 31, 1997,

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

FN Holdings and the Company could pay dividends of $254.0 million and $168.2 million, respectively, without violating the most restrictive terms of their respective indentures.


25. REGULATORY CAPITAL OF THE BANK


     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


     Quantitative measures established by regulation to insure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and leverage capital to adjusted total assets, and of Tier 1 and total risk-based capital to risk-weighted assets. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.


     As of December 31, 1997 and 1996, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum leverage, Tier 1 risk-based and total risk-based ratios as set forth in the table. There are no conditions or events since the most recent notification that management believes have changed the institution's category.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The Bank's actual capital amounts and ratios as of December 31, 1997 and 1996 are also presented in the table (dollars in thousands):




                                                   ACTUAL                 FOR CAPITAL ADEQUACY        TO BE WELL CAPITALIZED
                                         ---------------------------   --------------------------   --------------------------
                                                            AS A %                       AS A %                       AS A %
                 1997                        AMOUNT       OF ASSETS       AMOUNT       OF ASSETS        AMOUNT       OF ASSETS
--------------------------------------   -------------   -----------   ------------   -----------   -------------   ----------
Stockholders' equity of the
 Bank per financial statements            $2,260,044
Minority interest in Preferred
 Capital Corp. .......................       500,000
Net unrealized holding gains .........       (35,162)
                                          ----------
                                           2,724,882
Adjustments for tangible and
 leverage capital:
 Goodwill litigation asset ...........      (100,000)
 Intangible assets ...................      (675,927)
 Non-allowable minority
  interest in Preferred
  Capital Corp. ......................       (71,099)
 Non-qualifying MSRs .................       (53,670)
 Non-includable subsidiaries .........       (53,582)
 Excess deferred tax asset ...........       (55,000)
                                          ----------
Total tangible capital ...............    $1,715,604         5.65%     $  455,457         1.50%         N/A            N/A
                                          ==========                   ==========
Total leverage capital ...............    $1,715,604         5.65%     $  910,915         3.00%      $1,518,191         5.00%
                                          ==========                   ==========                   ===========
Tier 1 risk-based capital ............    $1,715,604        10.14%          N/A          N/A         $1,015,036         6.00%
                                          ==========                                                ===========
Adjustments for risk-based
 capital:
 Qualifying subordinated debt
  debentures .........................        93,847
 General loan loss allowance .........       214,217
 Assets required to be
  deducted ...........................        (5,648)
                                          ----------
 Total risk-based capital ............    $2,018,020        11.93%     $1,353,382         8.00%      $1,691,727        10.00%
                                          ==========                   ==========                   ===========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                                                   ACTUAL              FOR CAPITAL ADEQUACY     TO BE WELL CAPITALIZED
                                         --------------------------- ------------------------- -------------------------
                                                            AS A                      AS A                      AS A
                  1996                       AMOUNT     % OF ASSETS     AMOUNT    % OF ASSETS     AMOUNT     % OF ASSETS
---------------------------------------- ------------- ------------- ----------- ------------- ------------ ------------
Stockholders' equity of the Bank
 per financial statements ..............  $1,463,862
Net unrealized holding gains ...........     (46,219)
                                          ----------
                                           1,417,643
Adjustments for tangible and
 leverage capital:
 Intangible assets .....................    (140,564)
 Non-qualifying MSRs ...................     (42,369)
 Non-includable subsidiaries ...........      (6,001)
 Excess deferred tax asset .............     (68,000)
                                          ----------
Total tangible capital .................  $1,160,709        7.17%     $242,828        1.50%         N/A         N/A
                                          ==========                  ========
Total leverage capital .................  $1,160,709        7.17%     $485,655        3.00%     $  809,426       5.00%
                                          ==========                  ========                  ==========
Tier 1 risk-based capital ..............  $1,160,709       11.50%       N/A          N/A        $  605,843       6.00%
                                          ==========                                            ==========
Adjustments for risk-based capital:
Qualifying subordinated debt
 debentures ............................      89,907
General loan loss allowance ............     127,708
Assets required to be deducted .........      (2,882)
                                          ----------
Total risk-based capital ...............  $1,375,442       13.62%     $807,791        8.00%     $1,009,738      10.00%
                                          ==========                 =========                  ==========

26.  OTHER NONINTEREST INCOME AND EXPENSE


     Other noninterest income and expense amounts are summarized as follows for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                      1997         1996         1995
                                                   ----------   ----------   ----------
Other noninterest income:
 Disbursement float ............................    $  8,169     $ 5,369      $ 2,622
 Other .........................................      14,827      12,820        8,759
                                                    --------     -------      -------
                                                    $ 22,996     $18,189      $11,381
                                                    ========     =======      =======
Other noninterest expense:
 Telephone .....................................    $ 15,932     $11,727      $ 7,652
 Insurance and surety bonds ....................       5,642       3,811        4,005
 Postage .......................................       8,070       7,141        6,856
 Printing, copying and office supplies .........       9,230       6,549        6,096
 Employee travel ...............................       8,745       6,112        5,244
 Clerical and other losses .....................      11,410       2,636        4,345
 Other .........................................      54,853      42,135       27,131
                                                    --------     -------      -------
                                                    $113,882     $80,111      $61,329
                                                    ========     =======      =======

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

27. INCOME TAXES


     Total income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995 was allocated as follows (in thousands):




                                                        1997           1996            1995
                                                     ----------   -------------   -------------
Income before income taxes, extraordinary item and
 minority interest ...............................    $41,315       $ (75,807)      $ (57,185)
Extraordinary item ...............................         --            (176)            221
Net unrealized holding (loss) gain on securities
 available for sale ..............................         17          (1,921)          7,055
                                                      -------       ---------       ---------
                                                      $41,332       $ (77,904)      $ (49,909)
                                                      =======       =========       =========

     Income tax expense (benefit) attributable to income before income taxes, extraordinary item and minority interest for the years ended December 31, 1997, 1996 and 1995 consisted of (in thousands):




                         1997           1996           1995
                      ----------   -------------   ------------
Federal
 Current ..........    $ 4,687      $   10,900      $     285
 Deferred .........         --        (125,000)       (69,000)
                       -------      ----------      ---------
                         4,687        (114,100)       (68,715)
                       -------      ----------      ---------
State and local
 Current ..........     36,628          38,293         11,530
 Deferred .........         --              --             --
                       -------      ----------      ---------
                        36,628          38,293         11,530
                       -------      ----------      ---------
                       $41,315      $  (75,807)     $ (57,185)
                       =======      ==========      =========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The consolidated income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995 differs from the amounts computed by applying the statutory federal corporate tax rate of 35% for 1997, 1996 and 1995 to income before income taxes, extraordinary item and minority interest (in thousands):




                                                                    1997             1996            1995
                                                               --------------   -------------   -------------
Computed "expected" income tax expense .....................     $  83,439       $  177,642      $   42,858
Increase (decrease) in taxes resulting from:
 State income taxes, net of federal income tax
   benefit .................................................        23,808           24,890           7,495
 Tax exempt income .........................................            (5)            (584)         (2,636)
 Amortization of excess cost over fair value of net
   assets acquired .........................................        16,959               33              --
 Adjustment to prior year's tax expense ....................            --              595          (1,675)
 Unrealized holding (loss) gain on securities
   available for sale recognized for tax purposes ..........       (12,234)          (3,703)         15,937
 REIT preferred dividend ...................................       (14,682)              --              --
 Other .....................................................         2,762            1,214          (1,747)
 Adjustment to deferred tax asset fully offset by
   valuation allowance:
    Temporary differences from acquisitions ................      (115,633)           6,196              --
    Adjustment to deferred tax asset .......................       (17,130)           2,821           7,644
 Change in the beginning-of-the-year balance of the
   valuation allowance for deferred tax assets
   allocated to income tax expense .........................        74,031         (284,911)       (125,061)
                                                                 -----------     ----------      ----------
                                                                 $  41,315       $  (75,807)     $  (57,185)
                                                                 ===========     ==========      ==========

     The significant components of deferred income tax (benefit) expense attributable to income before income taxes, extraordinary item and minority interest for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):




                                                                     1997            1996             1995
                                                                -------------   --------------   -------------
Deferred tax expense (exclusive of the effects of
 other components listed below) .............................    $   58,732       $  150,894      $   56,061
Adjustments to deferred tax asset fully offset by
 valuation allowance ........................................      (132,763)           9,017              --
Increase (decrease) in beginning-of-the-year balance
 of the valuation allowance for deferred tax assets .........        74,031         (284,911)       (125,061)
                                                                 ----------       ----------      ----------
                                                                 $       --       $ (125,000)     $  (69,000)
                                                                 ==========       ==========      ==========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below (in thousands):




                                                                    1997            1996
                                                               -------------   -------------
Deferred tax assets:
 Net operating loss carryforwards ..........................    $  750,193      $  737,815
 Foreclosed real estate ....................................             6             312
 Loans receivable ..........................................        60,835           4,774
 Securities ................................................            --              95
 Miscellaneous accruals ....................................        31,520          11,851
 Accrued liabilities .......................................        86,617          30,017
 Deferred interest .........................................         5,369           6,440
 State taxes ...............................................        38,704          15,429
 Other intangible assets ...................................        39,848          35,476
 Alternative minimum tax credit and investment tax
   credit carryforwards ....................................        14,911          13,324
 Other .....................................................         5,732           3,165
                                                                ----------      ----------
   Total gross deferred tax assets .........................     1,033,735         858,698
   Less valuation allowance ................................      (600,161)       (526,130)
                                                                ----------      ----------
   Net deferred tax assets .................................       433,574         332,568
                                                                ----------      ----------
Deferred tax liabilities:
 Change in accounting method ...............................        30,000          23,362
 Securities ................................................         8,166              --
 Other intangible assets ...................................        73,872          48,280
 Purchase accounting adjustments ...........................        18,137          29,881
 FHLB stock ................................................        52,337          12,688
 Unrealized gains on securities available for sale .........         5,152           1,640
 Goodwill litigation .......................................        58,450
 Other .....................................................        65,279          24,357
                                                                ----------      ----------
  Net deferred tax liabilities .............................       311,393         140,208
                                                                ----------      ----------
  Net deferred tax assets and liabilities ..................    $  122,181      $  192,360
                                                                ==========      ==========

     The net change in the total valuation allowance for the year ended December 31, 1997 was an increase of $74.0 million which is attributable to income before income taxes and minority interest.

     Based on a historical earnings trend since the consummation of the FN Acquisition and future earnings expectations, management changed its judgment about the realizability of the Company's net deferred tax assets and recognized a deferred tax benefit (i.e., reduced valuation allowance) of $125.0 million in the second quarter of 1996 and $69.0 million in the fourth quarter of 1995. Management believes that the realization of the resulting deferred tax asset is more likely than not, based upon the expectation that the Company will generate the necessary amount of taxable income in future periods.

     At December 31, 1997, if the Company had filed a consolidated federal income tax return on behalf of itself (as common parent), and its subsidiaries for each year since the formation of the Company, it would have had regular and alternative minimum tax net operating losses for federal income tax purposes of approximately $2.1 billion and $878 million, respectively, which expire in 2004 through 2010.

     If for any reason the Company was to deconsolidate from the Mafco Group (see note 33, "Subsequent Event"), only the amount of the net operating loss carryovers of the Company not already

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES utilized by the Mafco Group would be available to offset the taxable income subsequent to the date of deconsolidation. If the Company had deconsolidated as of December 31, 1997, the Company would have had approximately $970 million of regular net operating loss carryforwards. It cannot be predicted to what extent the Mafco Group will utilize the net operating losses of the Company in the future or the amount, if any, of net operating loss carryforwards that the Company may have upon deconsolidation. Additionally, the net operating loss carryovers are subject to review and potential disallowance, in whole or in part, by the Internal Revenue Service.

     On August 20, 1996, the Small Business Job Protection Act of 1996 (the "Act") was enacted into law generally effective for tax years beginning after 1995. One provision of the Act repealed the Section 593 reserve method of accounting for bad debts by thrift institutions which are treated as large banks. Another provision of the Act requires the Company to take into income the balance of its post-1987 bad debt reserves over a six year period beginning in 1996 subject to a two-year deferral if certain residential loan tests are satisfied. As of December 31, 1995, the Company had approximately $279 million of post-1987 bad debt reserves that are subject to recapture. The Company has fully provided for the tax related to this recapture.

     In accordance with SFAS No. 109 "Accounting for Income Taxes," a deferred tax liability has not been recognized for the base year reserves of the Company. The base year reserves are generally the balance of the tax bad debt reserve as of December 31, 1987 reduced proportionately for reductions in the Company's loan portfolio since that date. At December 31, 1997, the amount of those reserves was approximately $152 million. The amount of the unrecognized deferred tax liability at December 31, 1997 was approximately $53 million. Pursuant to the Act, circumstances that may require an accrual of this unrecorded tax liability are a failure to meet the definition of a "bank" for federal income tax purposes, dividend payments in excess of tax earnings and profits, and other distributions, dissolution, liquidation or redemption of stock, excluding preferred stock meeting certain conditions.


28. EMPLOYEE BENEFIT PLANS


 Post-retirement Benefits Plan

     The Bank provides certain post-retirement medical benefits to certain eligible employees and their dependents through age 65. In general, early retirement is age 55 with 10 years of service. Retirees participating in the plans generally pay Consolidated Omnibus Budget Reduction Act premiums for the period of time they participate.

     The estimated cost for post-retirement health care benefits has been accrued on an actuarial net present value basis.

     The following table sets forth the plans' combined liabilities included in the Bank's consolidated balance sheet at December 31, 1997 and 1996 (in thousands):




                                                                                1997        1996
                                                                             ---------   ---------
Accumulated post-retirement benefit obligation:
Retirees .................................................................    $2,228      $2,212
Eligible active plan participants ........................................       554         471
Ineligible active plan participants ......................................     1,343         733
                                                                              ------      ------
 Accuulated post-retirement benefit obligation (other liabilities) .......    $4,125      $3,416
                                                                              ======      ======

     The projected benefit obligation at December 31, 1997 and 1996 was determined using a discount rate of 7.5%. At December 31, 1997, an increase of 1% in the health care cost trend rate would cause the accumulated post-retirement benefit obligation to increase by $.4 million, and the service and interest costs to increase by less than $.1 million.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Net periodic post-retirement benefits cost for the years ended December 31, 1997 and 1996 included the following components (in thousands):




                                                                             1997      1996
                                                                            ------   -------
Service cost -- benefits attributable to service during the current
 period .................................................................    $364     $301
Interest cost on accumulated post-retirement benefit obligation .........     498      231
Amortization of loss ....................................................      --       19
                                                                             ----     ----
Periodic post-retirement benefit cost ...................................    $862     $551
                                                                             ====     ====

     The initial health care cost trend rate for medical benefits in 1997 was 9%, the average trend rate was 7.25% and the ultimate trend rate was 5.5%, which will be reached in eight years. Similar trend rates were utilized for the 1996 valuation.


     In connection with the SFFed Acquisition, the Bank assumed SFFed's defined benefit pension plan which covered substantially all employees of San Francisco Federal. The SFFed benefit plan was frozen effective September 30, 1995 and no additional benefits accrued after such time.


     The following table sets forth the funded status and amounts recognized in the Bank's consolidated balance sheet for its defined benefit pension plan (in thousands):




                                                                             1997         1996
                                                                          ----------   ----------
Actuarial present value of benefit obligations:
Accumulated benefit obligations, including vested benefits of
 $40,995 in 1997 and $21,720 in 1996 ..................................    $40,995      $21,720
                                                                           =======      =======
Projected benefit obligations .........................................    $40,995      $21,720
Plan assets at fair value .............................................     42,292       23,085
                                                                           -------      -------
Excess (deficiency) of plan assets over projected benefit obligations        1,297        1,365
Unrecognized net gain (loss) ..........................................      5,506        5,414
                                                                           -------      -------
 Accrued (prepaid) pension liability ..................................    $ 4,209      $ 4,049
                                                                           =======      =======

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Net periodic expense for 1997, 1996 and 1995 included the following components (in thousands):




                                                                1997          1996       1995
                                                            -----------   -----------   -----
Service cost benefit earned during the period ...........    $     --      $     --      $--
Interest cost on projected benefit obligations ..........       2,796         2,143       --
Expected return on plan assets ..........................      (3,306)       (2,349)      --
Net amortization and deferral ...........................         (91)        1,278       --
Curtailment gain ........................................        (404)           --       --
                                                             --------      --------      ---
 Total net periodic pension expense .....................    $ (1,005)     $  1,072      $--
                                                             ========      ========      ===

     Assumptions used in computing the funded status were:




                                                               1997         1996       1995
                                                            ----------   ----------   -----
Discount rate ...........................................       7.75%        8.50%     --%
Rate of increase in future compensation levels ..........         --           --      --
Long-term rate of return on assets ......................       9.00%        8.50%     --

     In the Cal Fed Acquisition, the Bank assumed sponsorship of the Old California Federal defined benefit plan which was frozen effective May 31, 1993 and at which time, all accrued benefits became 100% vested. Effective April 30, 1997, the SFFed benefit plan was merged with and into the Old California Federal benefit plan. The fair value of assets transferred was $23.6 million.


 Investment Plan

     The Bank offers a defined contribution plan which is available to substantially all employees with at least one year of employment. Employee contributions are voluntary. The plan provides for deferral of up to 12% of qualifying compensation of plan participants. The Bank's matching contribution was a maximum of 100% of up to the first 3% of employee deferrals. The annual discretionary employer profit sharing contribution is a maximum of 3% of eligible compensation. It can be declared at any level in the range from 0% to 3%. Employees vest immediately in their own deferrals and any employer profit sharing contributions and vest in employer matching contributions based on completed years of service. The Bank's contributions to such plan totalled $3.8 million, $2.3 million, and $2.8 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     During 1996, defined contribution plans assumed in the SFFed and Home Federal Acquisitions were merged with and into Old FNB's defined contribution plan. The fair value of assets transferred was $14.4 million.

     In the Cal Fed Acquisition, contributions made to Old California Federal's defined contribution plan became 100% vested at the date of acquisition. Effective December 31, 1997, the Old California Federal contribution plan was merged with and into the Bank's plan. The fair value of assets transferred was $33.6 million.


29. INCENTIVE PLAN

     Effective October 1, 1995, FN Holdings entered into a management incentive plan ("Incentive Plan") with certain executive officers of the Bank ("Participants"). Awards under the Incentive Plan will be made in the form of performance units. Each performance unit entitles Incentive Plan Participants to receive cash and/or stock options ("Bonuses") based upon the Participants' vested interest in a bonus pool. Generally, the Incentive Plan provides for the payment of Bonuses, on a quarterly basis, to the Participants upon the occurrence of certain events. Bonuses vest at 20% per year beginning October 1, 1995 and are subject to a cap of $50 million.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Bonuses are recorded by a charge to compensation and employee benefits and an increase to other liabilities. During 1997 and 1996, accruals relative to the Incentive Plan totalled $12.4 million and $35.6 million, respectively.


30. SPECIAL SAIF ASSESSMENT

     On September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act ("Act") of 1996 was enacted. The Act included a special assessment ("Special SAIF Assessment") related to the recapitalization of the SAIF, which was levied based on a rate of 65.7 cents per $100 of SAIF-insured domestic deposits held as of March 31, 1995. As a result of the Act, the Company recorded a pre-tax charge of $60.1 million on September 30, 1996. The 1997 SAIF deposit premiums declined to 6.42 cents per $100 of SAIF-insured deposits per year from the prior rate of 23 cents.


31. COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business the Company has commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. The Company, through FNMC, enters into financial instruments with off-balance sheet risk through the origination and sale of mortgage loans and the management of the related loss exposure caused by fluctuations in interest rates. These financial instruments include commitments to extend credit and purchase loans (mortgage loan pipeline) and mandatory and optional forward commitments to sell loans.

     The following is a summary of the Company's pipeline of loans in process and mandatory forward commitments to sell loans at December 31, 1997 (in thousands):



       Commitments to originate and purchase loans .........    $1,718,729
       Mandatory commitments to sell loans .................     1,368,123

     The Company's pipeline of loans in process include loan applications in various stages of processing. Until all required documentation is provided and underwritten, there is no credit risk to the Company. There is no interest rate risk until a rate commitment is extended by the Company to a borrower. Some of these commitments will ultimately be denied by the Company or declined by the borrower and therefore, the commitment amounts do not necessarily represent future cash requirements.

     Loans in process for which rates were committed to the borrower totalled approximately $691.7 million at December 31, 1997. On a daily basis, the Company determines what percentage of the portfolio of loans in process for which rate commitments have been extended to a borrower to hedge. Both the anticipated percentage of the pipeline that is expected to fund and the inherent risk position of the portfolio are considered in making this determination.

     Mandatory and optional delivery forward commitments to sell loans are used by the Company to hedge its interest rate exposure from the time a loan has a committed rate to the time the loan is sold. These instruments involve varying degrees of credit and interest rate risk. Credit risk on these instruments is controlled through credit approvals, limits and monitoring procedures. To the extent that counterparties are not able to fulfill forward commitments, the Company is at risk for any fluctuations in the market value of the mortgage loans and locked pipeline.

     Realized gains and losses on mandatory and optional-delivery forward commitments are recognized in the period settlement occurs. Unrealized gain and losses on mandatory and optional-delivery forward commitments are included in the lower of cost or market valuation adjustment to mortgage loans held for sale.

     On September 28, 1994, the Company entered into an agreement with FNMA pursuant to which FNMA provided credit enhancements for certain bond-financed real estate projects originated by Old

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

FNB. The agreement requires that the Company pledge to FNMA collateral in the form of certain eligible securities which are held by a third party trustee. The collateral requirement varies based on the balance of the bonds outstanding, losses incurred (if any), as well as other factors. At December 31, 1997 and 1996, the Company had pledged as collateral certain securities available for sale with a carrying value of $78.2 million and $91.6 million.


     At December 31, 1997 and 1996, mortgage-backed securities available for sale with a carrying value of $28.8 million and $33.4 million, respectively, were pledged to FNMA associated with the sales of certain securitized multi-family loans.


     At December 31, 1997, mortgage-backed securities available for sale and mortgage-backed securities held to maturity of $4.1 billion and $1.3 billion, respectively, were pledged as collateral for various obligations as discussed in notes 8, 9, 19 and 20. At December 31, 1996, mortgage-backed securities available for sale and mortgage-backed securities held to maturity of $936.2 million and $1.4 billion, respectively, were pledged as collateral for various obligations.


     At December 31, 1997, $11.2 billion in residential loans were pledged as collateral for FHLB advances.


     At December 31, 1997 and 1996, loans receivable included approximately $7.5 billion and $2.3 billion, respectively, of loans that had the potential to experience negative amortization.


     The Bank is the plaintiff in a claim against the United States in the lawsuit, California Federal Bank v. United States (the "Cal Fed Litigation"), which it assumed in the Cal Fed Acquisition. In connection with this lawsuit, the Company recorded as an asset the estimated after-tax cash recovery from the Cal Fed Litigation that will inure to the Company, net of amounts payable to holders of certain publicly-traded rights in any such recovery (the "Goodwill Litigation Asset"). In connection with the Cal Fed Acquisition, the Goodwill Litigation Asset was recorded at its estimated fair value of $100 million, net of estimated tax liabilities, as of January 3, 1997, and is included in the Company's consolidated balance sheet as of December 31, 1997.


     In addition, the Company is involved in various claims and lawsuits arising in the ordinary course of business. Management is of the opinion that the effect, if any, of these claims and lawsuits is not material to the Company.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

32. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1997 and 1996 (in thousands):




                                                          1997                              1996
                                            --------------------------------   -------------------------------
                                               CARRYING            FAIR           CARRYING           FAIR
                                                 VALUE            VALUE             VALUE            VALUE
                                            --------------   ---------------   --------------   --------------
Financial Assets:
 Cash and cash equivalents ..............    $   412,311       $   412,311      $   269,869      $   269,869
 Securities available for sale ..........        813,085           813,085          542,019          542,019
 Securities held to maturity ............         58,299            58,299            4,272            4,287
 Mortgage-backed securities
   available for sale ...................      5,076,598         5,076,598        1,598,652        1,598,652
 Mortgage-backed securities held to
   maturity .............................      1,337,877         1,373,289        1,621,662        1,653,847
 Loans held for sale ....................      1,483,466         1,493,867          825,316          825,316
 Loans receivable, net ..................     19,424,410        19,786,805       10,212,583       10,428,934
 Investment in FHLB .....................        468,191           468,191          220,962          220,962
 Accrued interest receivable ............        188,203           188,203          106,034          106,034
 Mortgage servicing rights ..............        536,703           673,975          423,692          531,726

Financial Liabilities:
 Deposits ...............................     16,202,605        16,224,399        8,501,883        8,514,099
 Securities sold under agreements to
   repurchase ...........................      1,842,442         1,842,737        1,583,387        1,585,964
 Borrowings:
  Gross .................................     11,232,931        11,427,457        5,370,285        5,453,811
  Interest rate swap
    agreements (1) ......................           (401)           (2,954)          (5,391)         (13,763)
                                             -----------       -----------      -----------      -----------
   Total borrowings .....................    $11,232,530       $11,424,503      $ 5,364,894      $ 5,440,048
                                             ===========       ===========      ===========      ===========
Off-balance sheet net unrealized
 gains (losses):
 Commitments to originate loans .........                      $     1,652                       $      (503)
 Forward commitments to sell loans                                  (7,099)                            1,022
 Principal-only swap agreements .........                           13,520                               112

----------
(1)   Designated as a hedge against FHLB advances.


     The carrying amounts in the table are included in the accompanying consolidated balance sheet under the indicated captions, except for off-balance sheet net unrealized gains (losses).

     The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. Much of the information used to determine fair value is highly subjective. When applicable, readily available market information has been utilized. However, for a significant portion of the Company's financial instruments, active markets do not exist. Therefore, considerable judgment was required in estimating fair value for certain items. The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, and interest rates, all of which are subject to changes.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     Cash and cash equivalents: Cash and cash equivalents are valued at their carrying amounts included in the consolidated statement of financial condition, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments.

     Securities and mortgage-backed securities: Securities and mortgage-backed securities are valued at quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans held for sale: Loans held for sale are valued based on quoted market prices for mortgage-backed securities backed by similar loans.

     Loans receivable, net: Fair values are estimated for loans in groups with similar financial and risk characteristics. Loans are segregated by type including residential, multi-family and commercial. Each loan type is further segmented into fixed and variable interest rate terms and by performing and non-performing categories in order to estimate fair values.

     For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources. The fair value of performing commercial and multi-family loans is calculated by discounting scheduled principal and interest cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan type.

     Fair value for non-performing loans is based on discounting estimated cash flows using a rate commensurate with the risk associated with the estimated cash flows, or underlying collateral values, where appropriate.

     Investment in FHLB: Since no secondary market exists for FHLB stock and the stock is bought and sold at par by FHLB, fair value of these financial instruments approximates the carrying value.

     Accrued interest: The carrying amounts of accrued interest approximate their fair values.

     Mortgage servicing rights: The fair value of mortgage servicing rights is based on market prices for comparable mortgage servicing contracts, when available, or alternatively a valuation model that calculates the present value of future net servicing income. In using the valuation model, the Company incorporates assumptions that market participants would use in estimating future net servicing income, which include estimates of the cost of servicing, the discount rate, mortgage escrow earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

     Deposits: The fair values of demand deposits, passbook accounts, money market accounts, and other deposits immediately withdrawable, by definition, approximate carrying values for the respective financial instruments. For fixed maturity deposits, the fair value was estimated by discounting expected cash flows by the current offering rates of deposits with similar terms and maturities.

     Securities sold under agreements to repurchase: The fair value of securities sold under agreements to repurchase is estimated using a discounted cash flow analysis based on interest rates currently offered on such repurchase agreements with similar maturities.

     Borrowings: The fair value of borrowings, other than FHLB advances, is estimated using discounted cash flow analyses based on current incremental rates for similar borrowing arrangements. The fair values of FHLB advances are estimated using a discounted cash flow analysis based on interest rates currently offered on advances with similar maturities. Fair values of the Company's interest rate swap agreements, which effectively hedge certain of the Company's FHLB advances, are based on the net present value of the estimated interest due to the Company as compared to the estimated interest due to the counterparties of the agreements.

     Off-balance sheet financial instruments: Fair values of the Company's commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Fair values of forward commitments to sell loans are determined using current estimated replacement costs. Fair values of the Company's floors are based on quoted market prices for comparable floors. To calculate the value of the principal-only swaps, dealer bids are obtained on the underlying principal-only swaps. The change in the market price of a principal-only swap from the date of inception to the termination date is applied to the remaining principal-only swap.


33. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


     The following table presents selected quarterly financial data for the years ended December 31, 1997 and 1996 (in thousands) (unaudited):




                                                                     QUARTER ENDED
                                            ----------------------------------------------------------------
                                             DECEMBER 31,     SEPTEMBER 30,       JUNE 30,       MARCH 31,          TOTAL
                                                 1997              1997             1997            1997             1997
                                            --------------   ---------------   -------------   -------------   ---------------
Total interest income ...................     $  530,809       $  531,303       $  527,837      $  512,751      $  2,102,700
Total interest expense ..................       (383,286)        (380,268)        (375,468)       (359,395)       (1,498,417)
                                              ----------       ----------       ----------      ----------      ------------
Net interest income .....................        147,523          151,035          152,369         153,356           604,283
Provision for loan losses ...............        (19,950)         (19,950)         (19,950)        (19,950)          (79,800)
                                              ----------       ----------       ----------      ----------      ------------
Net interest income after provision
 for loan losses ........................        127,573          131,085          132,419         133,406           524,483
Total noninterest income ................        108,351           94,846           82,448          78,839           364,484
Total noninterest expense ...............       (170,443)        (154,758)        (171,644)       (153,724)         (650,569)
                                              ----------       ----------       ----------      ----------      ------------
Income before income taxes,
 extraordinary item and minority
 interest ...............................         65,481           71,173           43,223          58,521           238,398
Income taxes ............................         (9,888)         (12,208)          (9,025)        (10,194)          (41,315)
                                              ----------       ----------       ----------      ----------      ------------
Income before extraordinary item
 and minority interest ..................         55,593           58,965           34,198          48,327           197,083
Extraordinary item ......................             --               --               --              --                --
                                              ----------       ----------       ----------      ----------      ------------
Income before minority interest .........         55,593           58,965           34,198          48,327           197,083
Minority interest .......................        (33,701)         (35,250)         (31,061)        (31,839)         (131,851)
                                              ----------       ----------       ----------      ----------      ------------
 Net income available to
   common stockholder ...................     $   21,892       $   23,715       $    3,137      $   16,488      $     65,232
                                              ==========       ==========       ==========      ==========      ============

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                                                                     QUARTER ENDED
                                            ----------------------------------------------------------------
                                             DECEMBER 31,     SEPTEMBER 30,       JUNE 30,       MARCH 31,         TOTAL
                                                 1996              1996             1996            1996            1996
                                            --------------   ---------------   -------------   -------------   -------------
Total interest income ...................     $  299,386       $  308,137       $  318,100      $  308,176      $1,233,799
Total interest expense ..................       (208,515)        (219,453)        (220,205)       (200,121)       (848,294)
                                              ----------       ----------       ----------      ----------      ----------
Net interest income .....................         90,871           88,684           97,895         108,055         385,505
Provision for loan losses ...............         (9,900)          (9,900)          (9,900)         (9,900)        (39,600)
                                              ----------       ----------       ----------      ----------      ----------
Net interest income after provision
 for loan losses ........................         80,971           78,784           87,995          98,155         345,905
Total noninterest income ................         57,917           75,870          154,652         364,939         653,378
Total noninterest expense ...............       (112,090)        (157,443)        (103,982)       (118,221)       (491,736)
                                              ----------       ----------       ----------      ----------      ----------
Income before income taxes,
 extraordinary item and minority
 interest ...............................         26,798           (2,789)         138,665         344,873         507,547
Income taxes ............................         (5,641)            (527)         110,978         (29,003)         75,807
                                              ----------       ----------       ----------      ----------      ----------
Income before extraordinary item
 and minority interest ..................         21,157           (3,316)         249,643         315,870         583,354
Extraordinary item ......................             --           (1,586)              --              --          (1,586)
                                              ----------       ----------       ----------      ----------      ----------
Income before minority interest .........         21,157           (4,902)         249,643         315,870         581,768
Minority interest .......................        (17,656)          (8,802)         (58,610)        (76,123)       (161,191)
                                              ----------       ----------       ----------      ----------      ----------
 Net income available to
   common stockholder ...................     $    3,501       $  (13,704)      $  191,033      $  239,747      $  420,577
                                              ==========       ==========       ==========      ==========      ==========

34. CONDENSED PARENT COMPANY FINANCIAL INFORMATION


     The following represents condensed balance sheets of the Company (parent company only) at December 31, 1997 and 1996 (in thousands):




                                                                                1997          1996
                                                                            -----------   -----------
Assets
 Investment in FN Holdings ..............................................    $843,507      $919,217
 Other assets and deferred charges ......................................      15,077        19,582
                                                                             --------      --------
  Total assets ..........................................................    $858,584      $938,799
                                                                             ========      ========

Liabilities, Minority Interest and Stockholder's Equity
 Senior notes ...........................................................    $455,000      $455,000
 Discount on senior notes ...............................................      (3,907)       (4,651)
 Accrued interest payable ...............................................      11,843        11,849
 Other liabilities ......................................................         484           514
                                                                             --------      --------
  Total liabilities .....................................................     463,420       462,712
 Minority interest -- FN Holdings preferred stock .......................      25,680       150,792
 Minority interest -- Hunter's Glen .....................................     163,568       153,684
 Total stockholder's equity .............................................     205,916       171,611
                                                                             --------      --------
  Total liabilities, minority interest and stockholder's equity .........    $858,584      $938,799
                                                                             ========      ========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The following represents parent company only condensed statements of income for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                                   1997          1996          1995
                                                               -----------   ------------   ----------
Dividends received from FN Holdings ........................    $ 56,876       $ 57,902      $ 29,185
                                                                --------       --------      --------
                                                                  56,876         57,902        29,185
Interest expense ...........................................      57,613         40,494            --
Noninterest expense ........................................       1,850          1,167            --
                                                                --------       --------      --------
                                                                  59,463         41,661            --
Income before equity in undistributed net income of
 FN Holdings ...............................................      (2,587)        16,241        29,185
Equity in undistributed net income of FN Holdings ..........     104,493        519,621       117,833
                                                                --------       --------      --------
Income before income taxes and minority interest ...........     101,906        535,862       147,018
Income tax benefit .........................................      (5,833)        (2,676)           --
                                                                --------       --------      --------
Income before minority interest ............................     107,739        538,538       147,018
Minority interest -- Hunter's Glen .........................      29,716        113,146        24,554
Minority interest -- FN Holdings preferred stock
 dividends .................................................      12,791          4,815            --
                                                                --------       --------      --------
 Net income ................................................    $ 65,232       $420,577      $122,464
                                                                ========       ========      ========

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     The following represents parent company only statements of cash flows for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                                 1997             1996            1995
                                                           ---------------   -------------   -------------
Cash flows from operating activities:
 Net income ............................................     $  65,232        $  420,577      $  122,464
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization of discount on senior notes ............           744               523              --
   Amortization of deferred issuance costs .............         1,825             1,167              --
   Decrease (increase) other assets and deferred
    charges ............................................           876            (2,332)             --
   Increase (decrease) in other liabilities ............         1,775            (2,163)             --
   (Decrease) increase in accrued interest payable .....            (6)           11,849              --
   Minority interest -- FN Holdings preferred stock             12,791             4,815              --
   Minority interest -- Hunter's Glen ..................        29,716           113,146          24,554
   Equity in undistributed net income of FN
    Holdings ...........................................      (104,493)         (519,621)       (117,833)
                                                             -----------      ----------      ----------
   Net cash provided by operating activities ...........         8,460            27,961          29,185
                                                             -----------      ----------      ----------

Cash flows provided by investing activities:
 Redemption of FN Holdings' class C common
   stock ...............................................            --           124,670          60,801
                                                             -----------      ----------      ----------
   Net cash provided by investing activities ...........            --           124,670          60,801
                                                             -----------      ----------      ----------

Cash flows used in financing activities:
 Proceeds from issuance of senior notes ................            --           434,083              --
 Capital contribution ..................................            49             1,819              --
 Capital distribution ..................................            --          (434,083)             --
 Dividends .............................................        (8,509)         (154,450)        (89,986)
                                                             -----------      ----------      ----------
   Net cash used in financing activities ...............        (8,460)         (152,631)        (89,986)
                                                             -----------      ----------      ----------

   Net change in cash and cash equivalents .............            --                --              --
   Cash and cash equivalents at beginning of year ......            --                --              --
                                                             -----------      ----------      ----------
   Cash and cash equivalents at end of year ............     $      --        $       --      $       --
                                                             ===========      ==========      ==========

 Noncash investing and financing activities:

     During 1996, Parent Holdings received a $46.8 million loan receivable from FN Holdings in exchange for the redemption of and dividends on FN Holdings' class C common stock in amounts totalling $44.8 million and $2 million, respectively. Parent Holdings distributed such loan receivable in the form of a dividend to an affiliate.


35. SUBSEQUENT EVENTS (UNAUDITED)


 GSAC Acquisition

     On February 4, 1998, Auto One completed the GSAC Acquisition in a transaction accounted for under the purchase method of accounting. GSAC engaged in sub-prime automobile financing activities

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES and provided loan processing, funding and loan servicing primarily in the states of Texas, Louisiana and Georgia. The purchase price paid was $22.5 million and the issuance of 250 shares of Auto One's common stock. The estimated fair value of assets acquired was approximately $102.9 million consisting of approximately 7,400 loans.


 Golden State Merger


     On February 4, 1998, Parent Holdings, and Hunter's Glen entered into a definitive merger agreement ("Golden State Merger Agreement") with Golden State Bancorp Inc. ("Golden State"), the publicly traded parent company of Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), pursuant to which Parent Holdings, Hunter's Glen and Golden State agreed to a tax-free exchange of shares in a merger transaction (the "Golden State Merger"). Following the Golden State Merger, the combined parent company, Golden State, will have 135 to 145 million common shares outstanding and will continue to be a publicly traded company. As part of the Golden State Merger Agreement, Glendale Federal will be merged with and into California Federal.


     The terms of the Golden State Merger Agreement provide for Golden State shareholders to retain ownership of approximately 55% to 58% of the merged entity, based on the average trading price of Golden State shares during a period preceding the close of the transaction, as determined after distribution of Golden State's share of certain litigation interests. The remaining ownership of the merged entity will be retained by the principal shareholders of California Federal, Gerald J. Ford, chairman and chief executive officer of the Bank, and MacAndrews & Forbes Holdings Inc. As part of the Golden State Merger Agreement, the owners of Parent Holdings will receive, after a final resolution of the Cal Fed Litigation, additional Golden State stock.


     The Golden State Merger will be accounted for as a purchase. Golden State's assets, liabilities and other items will be adjusted to their estimated fair value at the closing date of the merger.


     As a result of the Golden State Merger, Parent Holdings and its subsidiaries will deconsolidate from the Mafco Group. Therefore, the amount of net operating loss carryovers available to offset the taxable income of Parent Holdings and its subsidiaries will be reduced. See note 27.


     As of December 31, 1997, Glendale Federal had total assets of approximately $16.0 billion and deposits of $9.5 billion, and operated 181 branches and 26 loan offices in California. During 1997, Golden State entered into agreements to acquire RedFed Bancorp Inc. ("RedFed") and its federal savings bank subsidiary, Redlands Federal Bank, in a tax-free stock-for-stock merger, and CENFED Financial Corporation ("CENFED") and its federal savings bank subsidiary, CenFed Bank, in a tax-free exchange of shares. At December 31, 1997, RedFed and CENFED had total assets of approximately $1.0 billion and $2.2 billion, respectively, and deposits of $.8 billion and $1.2 billion, respectively. On a pro forma basis at December 31, 1997, Golden State would have consolidated assets of $19.2 billion and deposits of $11.9 billion. Further, on a pro forma basis, the merged entities (including RedFed and CENFED would have consolidated assets of $51.9 billion and deposits of $28.1 billion at December 31, 1997.


     The Golden State Merger is subject to regulatory and stockholder approval and is expected to close during the third quarter of 1998.


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